Exhibit 6

The redacted information has been excluded because it is both (i) not material and (ii) of the type of information that the Reporting Persons customarily treat as private and confidential.

AMENDED AND RESTATED SECURITIES PURCHASE AGREEMENT

This AMENDED AND RESTATED SECURITIES PURCHASE AGREEMENT (this “Agreement”) is entered into on November 17, 2022, by and between Lilium N.V., a Dutch public limited liability company (naamloze vennootschap) (“Lilium”), and each Investor identified on the signature pages hereto (each an “Investor” and collectively the “Investors”).

WHEREAS, Lilium and the Investors previously executed that certain Securities Purchase Agreement on November 2, 2022 (the “Original Agreement”).

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WHEREAS, Lilium and the Investors desire to amend and restate the Original Agreement as set forth herein.

WHEREAS, Lilium and the Investors are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Section 4(a)(2) and/or Rule 506 of Regulation D of the Securities Act of 1933, as amended (the “Securities Act”).

WHEREAS, each Investor wishes to purchase, and Lilium wishes to sell, upon the terms and conditions stated in this Agreement, (i) such number of Lilium’s ordinary shares A, with a nominal value of €0.12 per share (the “Class A Ordinary Shares”) which, in the aggregate is equivalent to (x) the dollar amount set forth opposite such Investor’s name on Exhibit A hereto divided by (y) the Per Share Purchase Price (as defined below) (as adjusted pursuant to Section 1 hereof) (the aggregate number of Class A Ordinary Shares issued hereunder shall be referred to as the “Shares”) and (ii) a warrant to acquire one half (0.5) of a Class A Ordinary Share for each Share purchased by such Investor hereunder (collectively, the “Warrants” and as exercised, the “Warrant Shares”), in substantially the form attached hereto as Exhibit B. The Shares, the Warrants and the Warrant Shares collectively are referred to herein as the “Securities”. This Agreement, the Warrants and any other documents or agreements executed and delivered to the Investors in connection with the transactions contemplated hereunder are herein referred to as the “Transaction Documents”.

WHEREAS, from the date hereof through the Closing Date (as defined below), certain other “qualified institutional buyers” (as defined in Rule 144A under the Securities Act), other institutional “accredited investors” or other “accredited investors” (each within the meaning of Rule 501(a) under the Securities Act) (the “Other Investors”) are entering into substantially similar securities purchase agreements with Lilium to this Agreement (the “Other Securities Purchase Agreements”), pursuant to which the Other Investors shall purchase from Lilium Class A Ordinary Shares and warrants to acquire Class A Ordinary Shares. The issuance of the Shares and Warrants pursuant to this Agreement, the issuance of Class A Ordinary Shares and warrants to acquire Class A Ordinary Shares pursuant to the Other Securities Purchase Agreements, and the Registered Transaction (as defined below), in each case only if in exchange for U.S. dollars in immediately available funds, are collectively referred to as the “Capital Raise”. For the avoidance of doubt, issuances of Class A Ordinary Shares and warrants to acquire Class A Ordinary Shares to business partners of Lilium made pursuant to Other Securities Purchase Agreements entered into between the date hereof and the Closing Date may be included in the Capital Raise, so long as payment to Lilium is made in U.S. dollars in immediately available funds, whether or not such business partners may receive payments from Lilium in cash or otherwise pursuant to existing agreements relating to the provision of goods or services.

WHEREAS, concurrent with the transactions contemplated hereby, Lilium intends to engage in a registered direct offering of its Class A Ordinary Shares and warrants to acquire its Class A Ordinary Shares (such transaction, the “Registered Transaction”).

NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties and covenants, and subject to the conditions, set forth herein, and intending to be legally bound hereby, Lilium and each Investor, severally and not jointly, acknowledges and agrees as follows:

1.       Purchase and Sale. At Closing (as defined below), each Investor hereby agrees to purchase from Lilium, and Lilium agrees to issue and sell to such Investor, such number of Shares which, in the aggregate is equivalent to (x) the dollar amount set forth opposite such Investor’s name on Exhibit A hereto divided by (y) $1.30 (such price, the “Per Share Purchase Price”), on the terms and subject to the conditions provided for herein (provided, however, that if such dollar amount described in clause (x) above would result in the issuance of a fraction of a Class A Ordinary Share, the number of Class A Ordinary Shares issuable to the Investor pursuant to Section 2(a) shall be rounded down to the nearest whole Class A Ordinary Share and the aggregate Per Share Purchase Price payable by the Investor to Lilium pursuant to Section 2(a) shall be net of the dollar amount associated with such fractional Class A Ordinary Share). At the Closing, upon the terms set forth herein, together with its purchase of Shares, each Investor shall also receive a Warrant, for no additional consideration, exercisable for such number of Warrant Shares equal to one half (0.5) of a Class A Ordinary Share for each Share purchased by such Investor hereunder at a price per Warrant Share equal to 100% of the Per Share Purchase Price.

2.       Closing.

(a)       The closing of the sale of the Shares and Warrants contemplated hereby (the “Closing”) shall occur on November 22, 2022 (the “Closing Date”), which is two (2) trading days after the pricing of the Registered Transaction on November 18, 2022 (such date, the “Pricing Date”), or on such later date on which the conditions set forth in Section 3 of this Agreement have been satisfied or, to the extent permissible, waived by the party or parties entitled to the benefit of such conditions (other than those conditions set forth in Section 3 of this Agreement that by their nature are to be satisfied at the Closing, but subject to the satisfaction or, to the extent permissible, waiver by the party or parties entitled to the benefit of such conditions, of such conditions at the Closing); provided, however, that in the case of each of Tencent Mobility (Luxembourg) S.à r.l, (“Tencent”), Lightrock Growth Fund I S.A., SICAV-RAIF for the account of its sub-fund Lightrock Global Fund by its alternative investment manager LGT Capital Partners (Ireland) Ltd., Lumen and LGT Global Invest Limited (together, the “Lightrock/LGT Investors”), solely to the extent the existing authorizations granted by the general meeting of Lilium shareholders to Lilium’s board of directors to issue shares in Lilium’s capital and to exclude or restrict pre-emptive rights in relation to such issuances is insufficient to issue the Securities to be purchased by Tencent and the Lightrock/LGT Investors hereunder and the securities to be purchased by the Other Investors pursuant to the Other Securities Purchase Agreements (and after giving effect to the Registered Transaction), Lilium may provide notice to such Investor, no later than the Pricing Date, that, subject to the following sentence, the closing of the issuance and sale of Securities to such Investor as contemplated hereby, or a portion thereof, will occur on the fifth (5th) business day following the date on which the general meeting of Lilium shareholders has granted an authorization to Lilium’s board of directors sufficient to issue such Securities (and to exclude or restrict pre-emptive rights in relation to such issuances) (provided that Lilium shall send written notice to such Investor on the day such authorization by the general meeting of Lilium’s shareholders to Lilium’s board of directors to issue the Securities (and exclude the pre-emptive rights in relation to the issuance)), or such earlier date as may be agreed by the relevant Investor and Lilium, but in no event later than January 13, 2023 (any such delayed closing, the “Delayed Closing,” and the date on which any such delayed closing occurs, the “Delayed Closing Date”). For the avoidance of doubt, any such Delayed Closing pursuant to the immediately preceding sentence shall be at Lilium’s option (subject to such Investor’s prior written consent, not to be unreasonably withheld, conditioned or delayed), and the Securities subject to such Delayed Closing shall be determined pro rata in a proportion to the total Securities to be purchased by such Investor as listed on Exhibit A hereto compared to the total securities to be purchased by the Investors and the Other Investors pursuant to this Agreement and the Other Securities Purchase Agreements , provided, however, that with respect to the Lightrock/LGT Investors the maximum amount of Securities that may be subject to a Delayed Closing is 50% of the total Securities to be purchased by such Investor as listed on Exhibit A hereto and provided further that with respect to Tencent, Lilium may subject up to 100% of the total Securities to be purchased by such Investor as listed on Exhibit A hereto to a Delayed Closing, provided further that the calculations related to any such Delayed Closing at Lilium’s option shall be made in accordance with the principles of the calculations presented in Exhibit C hereto. In addition, each of Aciturri Aerostructures S.L.U., a limited company under the laws of Spain (“Aciturri”), and Tencent may provide written notice, no later than the Pricing Date, that the closing of the sale of such Investor’s Securities, or a portion thereof, contemplated hereby will occur on a date that is not later than five (5) trading days after the initial Closing Date, provided that this right is only available in connection with the closing and issuance and sale of any Securities that are not subject to any Delayed Closing (in such event, the term Closing as it applies to such Investor will be the date on which such Investor funds in accordance with such notice). At the Closing or Delayed Closing, as applicable, each Investor shall (or shall cause one of its Affiliates to) deliver to Lilium via wire transfer of U.S. dollars in immediately available funds equal to the portion of the total purchase price set forth opposite such Investor’s name on Exhibit A hereto that is applicable to the Securities to be purchased at such Closing or Delayed Closing, as applicable (and as adjusted pursuant to the proviso in Section 1), in accordance with wire instructions provided by Lilium to the Investors at least one (1) business day prior to the Closing Date, and Lilium shall deliver to each Investor its respective Securities, determined in accordance with Section 1, free and clear of all restrictive and other legends (except as expressly provided in this Agreement), deliverable at the Closing on the Closing Date (or at the Delayed Closing on the Delayed Closing Date, as applicable), in accordance with Section 2(c) of this Agreement. The Closing shall occur at 10:00 a.m. (New York City time) on the Closing Date remotely via the exchange of documents and signatures, or such other time and location as the parties shall mutually agree. Any Delayed Closing shall occur at 10:00 a.m. (New York City time) on the Delayed Closing Date remotely via the exchange of documents and signatures, or such other time and location as the parties shall mutually agree. To the extent that any Closing is delayed pursuant to this Section 2(a), unless the context otherwise requires, the terms “Closing” and “Closing Date” with respect to each such Investor subject to a Delayed Closing shall refer to such Delayed Closing and the date of such Delayed Closing, respectively.

(b)       In connection with the Closing, Lilium will obtain from an EU licensed bank (or a branch thereof) a statement confirming the EUR equivalent of the U.S. dollar amount of the aggregate Per Share Purchase Price (as adjusted pursuant to Section 1) paid by the Investor to be at least equal to the aggregate nominal value in EUR of all Shares issued to such Investor.

(c)       At the Closing, Lilium will deliver or cause to be delivered to each Investor certificate(s) or evidence of book-entry position representing the Shares purchased by such Investor, registered in such Investor’s name as well as a Warrant, registered in the Investor’s name, representing such number of Warrant Shares as are equivalent to one half (0.5) the number of Shares purchased by such Investor hereunder. Such delivery shall be against payment of the aggregate Per Share Purchase Price (as adjusted pursuant to Section 1) by such Investor by wire transfer of U.S. dollars in immediately available funds to Lilium in accordance with Lilium’s written wiring instructions provided to the Investors at least one (1) business day prior to the Closing Date.

3.       Closing Conditions. The respective obligations of Lilium, on the one hand, and each Investor, on the other hand, to consummate the purchase and sale of the Securities pursuant to this Agreement is subject to the following conditions:

(a)       All representations and warranties of Lilium (with respect to the obligations of the Investors) and the Investors (with respect to the obligations of Lilium) contained in this Agreement shall be true and correct in all material respects on and as of the date hereof and on and as of the Closing Date (unless they specifically speak as of another date in which case they shall be true and correct in all material respects as of such date) (other than representations and warranties that are qualified as to materiality or Material Adverse Effect (as defined below), which representations and warranties shall be true and correct in all respects); provided that (with respect to the obligations of the Investors) the representations and warranties of Lilium contained in Section 4(c) of this Agreement shall be true and correct in all respects on and as of the date hereof and on and as of the Closing Date and (with respect to the obligations of Lilium) the representations and warranties of each Investor contained in Section 5(k) of this Agreement (solely with respect to such Investor’s power and authority) shall be true and correct in all respects on and as of the date hereof and on and as of the Closing Date.

(b)       Lilium (with respect to the obligations of the Investors) and the Investors (with respect to the obligations of Lilium) shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by it at or prior to the Closing.

(c)       With respect to the obligations of the Investors, the Investors shall have received (i) a certificate of the Secretary of Lilium, dated as of the Closing Date in form and substance reasonably satisfactory to the Investors, (ii) a certificate signed by an Executive Officer of Lilium, dated as of the Closing Date in form and substance reasonably satisfactory to the Investors, and (iii) an opinion of Freshfields Bruckhaus Deringer LLP, counsel for Lilium, dated as of the Closing Date, in a form reasonably satisfactory to the Investors.

(d)       With respect to the obligations of the Investors, no event or series of events shall have occurred that, individually or in the aggregate, has had or would reasonably be expected to have a Material Adverse Effect.

(e)       From and including the date of this Agreement, Lilium shall have consummated, or will concurrently consummate, the Capital Raise, with aggregate gross proceeds of at least $115,000,000.00 (assuming for such purposes that each of Aciturri, Tencent and the Lightrock/LGT Investors have actually consummated their investment at the initial Closing, whether or not any of Aciturri, Tencent or the Lightrock/LGT Investors have a Delayed Closing pursuant to Section 2(a).

(f)       No applicable governmental authority shall have enacted, issued, promulgated, enforced or entered any judgment, order, law, rule, injunction or regulation (whether temporary, preliminary or permanent) which is then in effect or has threatened any of the foregoing in writing, which has the effect of making consummation of the transactions contemplated (i) hereby, (ii) by the Other Securities Purchase Agreements and (iii) by the Registered Transaction illegal or otherwise restraining or prohibiting consummation of the issuance and sale of the Shares and/or Warrants under this Agreement or Class A Ordinary Shares or warrants to acquire Class A Ordinary Shares under the Other Securities Purchase Agreements or the Registered Transaction.

(g)       No suspension of the qualification of the Securities for offering or sale in any jurisdiction shall have occurred; and the listing and trading of the Class A Ordinary Shares on the Nasdaq Global Select Market (“Nasdaq”) shall not have been suspended, nor shall any suspension have been threatened.

(h)       In the event of a Delayed Closing at Lilium’s option pursuant to Section 2(a), for all or a portion of the Securities intended to be issued to each of Tencent and the Lightrock/LGT Investors,

Lilium shall have received approval from the requisite majority of votes cast at Lilium’s general meeting of shareholders to authorize Lilium’s board of directors to (i) issue a sufficient number of Class A Ordinary Shares for the purpose of enabling Lilium to issue the Securities subject to such Delayed Closing (including, for the avoidance of doubt, any Warrant Shares upon exercise of the Warrants that are comprised in such Securities) and (ii) exclude or restrict pre-emptive rights in relation to such issuances, and in any event the Reserved Securities shall be increased as of a date that is no later than one (1) business day prior to such Delayed Closing.

For the purposes of this Agreement, to the extent that any Closing is delayed pursuant to Section 2(a), unless the context otherwise requires, the term “Closing Date” shall refer to the date of such Delayed Closing.

4.       Lilium Representations and Warranties. Lilium represents and warrants to each Investor, as of the date hereof and as of the applicable Closing Date, that:

(a)       Lilium and each of its subsidiaries (each a “Subsidiary” and together, “Subsidiaries”) is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization (except where the failure to be in good standing could not have or reasonably be expected to result in a Material Adverse Effect as defined below), with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted. Neither Lilium nor any Subsidiary is in violation nor default of any of the provisions of its respective charter or by-laws or similar organizational documents (collectively, “Organizational Documents”). Each of Lilium and the Subsidiaries is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not have or reasonably be expected to result in (i) a material adverse effect on the business, financial condition or results of operations of Lilium and its Subsidiaries, taken as a whole, or on the ability of Lilium to enter into and perform its obligations hereunder, under the Other Securities Purchase Agreements and under the Capital Raise (a “Material Adverse Effect”) or (ii) a material adverse effect on the performance of this Agreement or the consummation of any of the transactions contemplated hereby, and no action, lawsuit, complaint, claim, petition, suit, audit, examination, assessment, arbitration, mediation or inquiry, or any proceeding or investigation, by or before any governmental authority has been instituted in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such power and authority or qualification.

(b)       The Shares are duly authorized and, when issued and delivered to each Investor against full payment therefor in accordance with the terms of this Agreement, the Shares will be validly issued, fully paid and non-assessable and free from all liens, charges, taxes, security interests, encumbrances, rights of first refusal, preemptive or similar rights and other encumbrances with respect to the issue thereof. The Warrants have been duly authorized and, when executed and delivered by Lilium in accordance with this Agreement, will constitute valid and legally binding agreements of Lilium enforceable against Lilium in accordance with their terms, except as enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting creditors’ rights generally or by equitable principles relating to enforceability (collectively, “Bankruptcy Laws”). The Warrant Shares to be issued by Lilium upon exercise of the Warrants, as provided therein, have been duly authorized and, when issued and delivered upon payment of the exercise price as provided under the Warrant, will be duly and validly issued, fully paid and non-assessable and free from all liens, charges, taxes, security interests, encumbrances, rights of first refusal, preemptive or similar rights and other encumbrances with respect to the issue thereof.

(c)       Lilium has the requisite corporate power and authority to enter into and perform its obligations under this Agreement, the Other Securities Purchase Agreements and the Warrants and in connection with the Capital Raise and to issue the Class A Ordinary Shares and the Warrants in accordance with the terms hereof and thereof. Except for approvals of Lilium’s board of directors or a committee thereof as may be required in connection with any issuance and sale of Securities to each Investor hereunder (which approvals shall be obtained prior to the delivery of any Securities), the execution, delivery and performance by Lilium of this Agreement and the Warrants and the consummation by it of the transactions contemplated hereby and thereby and by the Other Securities Purchase Agreements and the consummation of the Capital Raise have been duly and validly authorized by all necessary corporate action, and no further consent or authorization of Lilium, its board of directors or its shareholders is required. This Agreement, the Other Securities Purchase Agreements and the Warrants have been (or upon delivery will have been) duly executed and delivered by Lilium and constitute a valid and binding obligation of Lilium enforceable against Lilium in accordance with its terms, except as such enforceability may be limited by applicable Bankruptcy Laws.

(d)       The execution, delivery and performance by Lilium of this Agreement, the Other Securities Purchase Agreements and the Warrants and the other agreements giving effect to the Capital Raise and the consummation by Lilium of the transactions contemplated hereby and thereby do not and shall not (i) result in a violation of any provision of Lilium’s Organizational Documents, (ii) result in a breach or violation of any of the terms or provisions of, or constitute a default (or an event which, with notice or lapse of time or both, would become a default) under, or give rise to any rights of termination, amendment, acceleration or cancellation of, any contract, agreement or plan which would be required to be filed with the Securities and Exchange Commission (the “SEC”) as an exhibit to an annual report on Form 20-F, mortgage, deed of trust, indenture, note, bond, license, lease agreement, instrument or obligation to which Lilium or any of its Subsidiaries is a party or is bound, (iii) create or impose a lien, charge or encumbrance on any property or assets of Lilium or any of its Subsidiaries under any agreement or any commitment to which Lilium or any of its Subsidiaries is a party or by which Lilium or any of its Subsidiaries is bound or to which any of their respective properties or assets is subject, or (iv) result in a violation of any federal, state, local or foreign statute, rule, regulation, order, judgment or decree applicable to Lilium or any of its Subsidiaries or by which any property or asset of Lilium or any of its Subsidiaries are bound or affected, except, in the case of clauses (ii), (iii) and (iv), for such conflicts, defaults, terminations, amendments, acceleration, cancellations, liens, charges, encumbrances and violations as would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect.

(e)       Except as specifically contemplated by this Agreement and as required under the Securities Act and any applicable state securities laws, Lilium is not required under any federal, state, local or foreign law, rule or regulation to obtain any consent, waiver, authorization or order of, or make any filing or registration with, any court or other federal, state, local or other governmental agency (including, without limitation, Nasdaq) in order for it to execute, deliver or perform any of its obligations under this Agreement, the Other Securities Purchase Agreements or the Warrants, or otherwise in connection with the Capital Raise, or to issue the Securities to each Investor in accordance with the terms hereof and thereof (other than such consents, authorizations, orders, filings or registrations as have been, or will be, obtained or made prior to the Closing Date); provided, however, that, for purposes of the representation made in this sentence, Lilium is assuming and relying upon the accuracy of the representations and warranties of each Investor in this Agreement and the compliance by it with its covenants and agreements contained in this Agreement.

(f)       Assuming the accuracy of each Investor’s representations and warranties set forth in Section 5 of this Agreement, no registration under the Securities Act is required for the offer and sale of the Securities to the Investors or the purchase of the Securities by each Investor.

(g)       Neither Lilium nor any person acting on its behalf has offered or sold the Securities by any form of general solicitation or general advertising in violation of the Securities Act.

(h)       Subject to, and in reliance on, the representations, warranties and covenants made herein by each Investor, the offer and sale of the Securities by Lilium to each Investor in accordance with the terms and conditions of this Agreement is exempt from the registration requirements of the Securities Act pursuant to Section 4(a)(2) or Regulation D.

(i)       Neither Lilium, nor any of its Subsidiaries or affiliates (as such term is defined in Rule 405 of the Securities Act) (“Affiliates” and each an “Affiliate”), nor any person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with the offer or sale of the Securities.

(j)       Except as contemplated by Section 6 of this Agreement, neither Lilium nor any of its Affiliates, nor any person acting on their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would require registration of the offer, issuance and sale by Lilium to any Investor of any of the Securities (or to any Other Investor party to any Other Securities Purchase Agreement of any Class A Ordinary Shares or warrants to purchase any Class A Ordinary Shares) under the Securities Act, whether through integration with prior offerings or otherwise. None of Lilium, its Subsidiaries, their Affiliates nor any person acting on their behalf will take any action or steps referred to in the preceding sentence that would require registration of the offer, issuance and sale by Lilium to an Investor of any of the Securities (or to any Other Investor party to any Other Securities Purchase Agreement of any Class A Ordinary Shares or warrants to purchase any Class A Ordinary Shares) under the Securities Act or cause the offering of any of the Securities (or such Class A Ordinary Shares or warrants to purchase any Class A Ordinary Shares) to be integrated with any other offering of securities of Lilium.

(k)       Lilium has filed or furnished, as applicable, in a timely manner all forms, statements, certifications, reports and documents required to be filed or furnished by it with the SEC under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or the Securities Act (the “SEC Reports”). As of the time it was filed with the SEC (or, if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing), each of the SEC Reports complied in all material respects with the applicable requirements of the Securities Act or the Exchange Act (as the case may be) and, as of the latest time they were filed, amended, or superseded, as applicable, none of the SEC Reports contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. As used in this Section 4(k), the term “file” and variations thereof shall be broadly construed to include any manner in which a document or information is furnished, supplied or otherwise made available to the SEC. There are no material outstanding or unresolved comments in comments letters from the staff of the SEC with respect to any of the SEC Reports.

(l)       The financial statements and the related notes thereto included in the SEC Reports, complied as to form in all material respects with the applicable requirements of the Securities Act and the Exchange Act in effect as of the time of filing and present fairly in all material respects the financial condition and position of Lilium and its consolidated subsidiaries as of and for the dates shown and its results of operations, cash flows and changes in stockholders’ equity for the periods shown, and such consolidated financial statements have been prepared in accordance with International Financial Reporting Standards (the “IFRS”), as issued by the International Accounting Standards Board and the related interpretations issued by the IFRS Interpretations Committee and applied on a consistent basis throughout the periods covered thereby except for any normal audit adjustments in Lilium’s financial statements. The other financial and statistical data with respect to Lilium contained in the SEC Reports are accurately and fairly presented and prepared on a basis consistent with the audited financial statements included in the

SEC Reports and books and records of Lilium; there are no financial statements (historical or pro forma) that are required to be included in the SEC Reports that are not included. All disclosures contained in the SEC Reports, if any, regarding “non-IFRS financial measures” (as such term is defined by the rules and regulations of the SEC) comply in all material respects with Regulation G under the Exchange Act and Item 10 of Regulation S-K under the Securities Act, to the extent applicable. Lilium does not have any material liabilities or obligations, direct or contingent, not described in the SEC Reports, which are required to be described in the SEC Reports.

(m)       Other than as publicly disclosed through the SEC Reports, as of the date hereof and as of the Delayed Closing Date (if any), there are no pending or threatened suits, claims, actions or proceedings, which if determined adversely, would individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. As of the date hereof and as of the Delayed Closing Date (if any), there is no unsatisfied judgment or any open injunction binding on Lilium which would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(n)       Lilium has neither filed any petition in bankruptcy, sought relief under any creditor relief laws, made an assignment for the benefit of creditors, nor been adjudicated insolvent or bankrupt, nor has there been filed against it an involuntary petition in bankruptcy.

(o)       There are no securities or instruments issued by or to which Lilium is a party containing anti-dilution or similar provisions that will be triggered by the issuance Shares and Warrants hereunder and of Class A Ordinary Shares and warrants to acquire Class A Ordinary Shares under the Other Securities Purchase Agreements and in connection with the Capital Raise that have not been or will not be validly waived on or prior to the Closing Date.

(p)       As of the date hereof and as of the Delayed Closing Date (if any), Lilium has not entered into any subscription agreement, side letter or similar agreement with any Other Investor or any other investor in connection with such investor’s direct or indirect investment in Lilium other than (i) this Agreement, (ii) the Other Securities Purchase Agreements and (iii) the agreements related to the Registered Transaction.

(q)       Lilium is not under any obligation to pay any broker’s fee or commission in connection with transactions contemplated hereby, by the Other Securities Purchase Agreements and the Registered Transaction, other than to each of Citigroup Global Markets Inc., B. Riley Securities, Inc. and Piper Sandler & Co. (together, the “Placement Agents”) who are serving as Placement Agents in connection with the issuance and sale of the Securities pursuant to this Agreement, the Class A Ordinary Shares and warrants to purchase Class A Ordinary Shares pursuant to the Other Securities Purchase Agreements and in connection with the Registered Transaction and whose fees shall be the sole responsibility of Lilium.

(r)       Lilium acknowledges and agrees that each Investor is acting solely in the capacity of an arm’s-length Investor with respect to this Agreement and the transactions contemplated hereby, and that each Investor will rely upon the truth and accuracy of, and Lilium’s compliance with, Lilium’s representations, warranties, agreements, acknowledgements and understandings set forth herein. Lilium further acknowledges that each Investor is not acting as a financial advisor or fiduciary of Lilium (or in any similar capacity) with respect to this Agreement and the Warrants and the transactions contemplated by hereby and thereby, and any advice given by any Investor or any of its representatives or agents in connection therewith is merely incidental to such Investor’s acquisition of the Securities. Lilium further represents to each Investor that Lilium’s decision to enter into this Agreement and the Warrants has been based solely on the independent evaluation of the transactions contemplated hereby and thereby by Lilium and its representatives. Lilium acknowledges and agrees that each Investor has not made and does not make any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in Section 5 of this Agreement.

(s)       The proceeds from the Capital Raise will be used by Lilium for general corporate purposes.

(t)       The authorized share capital of Lilium and the shares comprised in that authorized share capital that are issued and outstanding were in all material respects as set forth in the SEC Reports as of the date reflected therein. All of the outstanding shares in the capital of Lilium have been duly authorized and validly issued, and are fully paid and non-assessable. Except as set forth in the SEC Reports and pursuant to (i) this Agreement, (ii) the Other Securities Purchase Agreements and (iii) the agreements related to the Registered Transaction, there are no agreements or arrangements under which Lilium is obligated to register the sale of any securities under the Securities Act. Except as set forth in the SEC Reports, no shares comprised in the authorized share capital of Lilium are subject to preemptive rights, rights of first refusal or other similar rights and there are no outstanding debt securities and no contracts, commitments, understandings, or arrangements by which Lilium is or may become bound to issue additional shares in the capital of Lilium or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, any shares in the capital of Lilium other than those issued or granted in the ordinary course of business pursuant to Lilium’s equity incentive and/or compensatory plans or arrangements.

(u)       As of the date hereof, and, after giving effect to the transactions contemplated hereunder (including the Registered Transaction) and under the Other Securities Purchase Agreements, (i) no more than 441,000,000 Class A Ordinary Shares will be issued and outstanding (excluding the Warrant Shares) and (ii) a number of Warrants will be issued and outstanding that are exercisable into the right to acquire no more than 69,000,000 Class A Ordinary Shares.

(v)       The Other Securities Purchase Agreements and the terms of the securities purchase agreement governing the Registered Transaction are substantially similar in all material respects to this Agreement and, in each case, contain terms that are no more favorable to the Other Investors or the investors participating in the Registered Transaction than the terms of this Agreement, except for (i) with respect to the Registered Transaction, terms relating to the registration of the securities offered in the Registered Transaction, (ii) with respect to the Registered Transaction, terms relating to the provision of a thirty (30) day “lock-up” period for Lilium, its officers and its directors, (iii) terms relating to the provision of the Shareholder Support Letter Agreement referenced in Section 4(aa) hereof, (iv) different or additional representations and warranties that are relevant to the federal and/or local securities laws of the jurisdictions applicable to such Other Investor or an investor participating in the Registered Transaction, (v) any provisions related to a Delayed Closing pursuant to Section 2(a) and (vi) with respect to any Other Securities Purchase Agreement solely to the extent that the consideration to be received by Lilium is the extinguishment or cancellation of liabilities, whether directly or indirectly, and terms relating to permitting such consideration in lieu of U.S. dollars in immediately available funds. There is and shall be no term or condition in or of any Other Securities Purchase Agreement or the Registered Transaction (except for those terms and conditions relating to the registration of the securities offered in the Registered Transaction) (A) that benefits any Other Investor or any investor participating in the Registered Transaction unless each Investor has been offered the same benefits, or (B) that would reasonably be expected to adversely affect the economic benefits that each Investor would reasonably expect to receive under this Agreement unless each Investor has been offered the same benefits.

(w)       The Per Share Purchase Price relating to the Shares and the Warrants purchased hereunder is less than or equal to the purchase price per each Class A Ordinary Share and warrant to acquire Class A Ordinary Shares, as applicable, purchased under the Other Securities Purchase Agreements and the Registered Transaction, provided, however that, for the purposes of this Agreement, for any of the Other Securities Purchase Agreements where securities are issued in exchange for the extinguishment or cancellation of existing or future liabilities, the Per Share Purchase Price shall be calculated pursuant to

Section 1 of this Agreement with “(x)” being equivalent to the value in U.S. dollars of such extinguished or cancelled liability.

(x)       Lilium is not, and as a result of the consummation of the transactions contemplated hereby, by the Other Securities Purchase Agreements and the Registered Transaction and the application of the proceeds from the sale of the Securities as will be set forth in the Registration Statement (and any post-effective amendment thereto), will not be an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

(y)       Neither Lilium nor any of its Subsidiaries nor any director or officer, nor, to the knowledge of Lilium, any employee, agent, representative or Affiliate or other Person (as defined below) acting on behalf of Lilium or any of its Subsidiaries has, in the course of its actions for, or on behalf of, Lilium or any of its Subsidiaries (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; (ii) taken any action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment or giving of money, property, gifts or anything else of value, directly or indirectly, to any “government official” (including any officer or employee of a government or government-owned or controlled entity or of a public international organization, or any Person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official of any federal, state or foreign office or candidate for any federal, state or foreign political office) to improperly influence official action or secure an improper advantage (to the extent acting on behalf of or providing services to Lilium); (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended (the “FCPA”), the UK Bribery Act 2010, or any other applicable anti-bribery or anti-corruption law; or (iv) made, offered, authorized, requested, or taken an act in furtherance of any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment or benefit. Lilium and its Subsidiaries and, to the knowledge of Lilium, Lilium’s Affiliates have conducted their businesses in compliance with the FCPA, any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, signed December 17, 1997, the U.K. Bribery Act 2010 and other applicable anti-corruption, anti-money laundering and anti-bribery laws, and have instituted and maintain policies and procedures designed to promote and achieve compliance with such laws and with the representation and warranty contained herein. “Person” means and includes all natural persons, corporations, business trusts, associations, companies, partnerships, joint ventures, limited liability companies and other entities and governments and agencies and political subdivisions.

(z)       Neither Lilium nor any of its Subsidiaries, nor any director or officer thereof, nor, to Lilium’s knowledge, any employee, agent, Affiliate or representative of Lilium, is a Person that is, or is majority owned or controlled by a Person that is (i) named on the Specially Designated Nationals and Blocked Persons List, the Foreign Sanctions Evaders List, the Sectoral Sanctions Identification List, or any other similar list of sanctioned persons (collectively, “Sanction Lists”) administered by the U.S. Treasury Department’s Office of Foreign Assets Control, or any similar list of sanctioned persons administered by the U.S. Department of State, the United Nations Security Council, the European Union, His Majesty’s Treasury of the United Kingdom, any individual European Union member state, including the United Kingdom or other relevant sanctions authority, nor (ii) located, organized or resident of the Crimea Region of Ukraine, the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic, Cuba, Iran, North Korea, Sudan or Syria, or any other country (each a “Sanction Country” and collectively, “Sanction Countries”) or territory embargoed or subject to substantial trade restrictions by the United States, the European Union or any individual European Union member state, including the United Kingdom. Neither Lilium nor any of its Subsidiaries will, directly or indirectly, use the proceeds from the sale of Securities under this Agreement, the Other Securities Purchase Agreements or the agreements related to the Registered Transaction, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other Person (a) to fund or facilitate any activities or business of or with any Person or any

Sanction Country, or (b) in any other manner that will result in a violation of Sanction Lists by any Person (including any Person participating in the offering of the Securities, whether as underwriter, advisor, investor or otherwise). For the past five (5) years, neither Lilium nor any of its Subsidiaries have knowingly engaged in, or are now knowingly engaged in, any dealings or transactions with any Person that at the time of the dealing or transaction is or was the subject of Sanction Lists or a Sanction Country.

(aa) Lilium has delivered to the Investors a true and correct copy of that certain Shareholder Support Letter Agreement, dated as of the date hereof, by and between Lilium and the shareholders listed on Exhibit A thereto, pursuant to which the shareholders of Lilium that are party thereto agree to approve the authorization by the general meeting of Lilium shareholders to Lilium’s board of directors to (i) issue a sufficient number of Class A Ordinary Shares for the purpose of enabling Lilium to issue the Securities subject to such Delayed Closing (including, for the avoidance of doubt, any Warrant Shares upon exercise of the Warrants that are comprised in such Securities) and (ii) exclude or restrict pre-emptive rights in relation to such issuances, and in any event the Reserved Securities shall be increased as of a date that is no later than one (1) business day prior to such Delayed Closing.

5.       Investor Representations and Warranties. Each Investor severally represents and warrants, in each case as to itself only, to Lilium, as of the date hereof and the applicable Closing Date, that:

(a)       At the time such Investor was offered the Securities, it was, and as of the date hereof it is, and on the date on which it exercises any Warrants, it will be (i) (A) a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act) or an institutional “accredited investor” (within the meaning of Rule 501(a)(1), (2), (3), (7) or (8) of Regulation D under the Securities Act), in each case, satisfying the applicable requirements set forth on Schedule A (and shall provide the requested information set forth on Schedule A), or (B) an “accredited investor” (as that term is defined in Rule 501(a) of Regulation D) (and shall provide the requested information set forth on Schedule B), (ii) is acquiring the Securities only for its own account and not for the account of others, or if such Investor is subscribing for the Securities as a fiduciary or agent for one or more investor accounts, such Investor has full investment discretion with respect to each such account, and the full power and authority to make the acknowledgements, representations and agreements herein on behalf of each owner of each such account, and (iii) is not acquiring the Securities with a view to, or for offer or sale in connection with, any distribution thereof in violation of the Securities Act). Such Investor is not an entity formed for the specific purpose of acquiring the Securities.

(b)       Such Investor acknowledges and agrees that the Securities are being offered in a transaction not involving any public offering within the meaning of the Securities Act, that the Securities have not been registered under the Securities Act and that Lilium is not required to register the Securities except as set forth in Section 6 of this Agreement. Such Investor acknowledges and agrees that the Securities may not be offered, resold, transferred, pledged or otherwise disposed of by such Investor absent an effective registration statement under the Securities Act except (i) to Lilium or a subsidiary thereof, (ii) to non-U.S. persons pursuant to offers and sales that occur outside the United States within the meaning of Regulation S under the Securities Act or (iii) pursuant to another applicable exemption from the registration requirements of the Securities Act, and, in each case, in accordance with any applicable securities laws of the states of the United States and other applicable jurisdictions, and that any certificate(s) representing or the book-entry position evidencing the Securities shall contain a restrictive legend in substantially the following form:

“THE OFFER AND SALE OF THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES HAVE BEEN

ACQUIRED FOR INVESTMENT AND MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS, UNLESS SOLD PURSUANT TO: (1) RULE 144 UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (2) AN OPINION OF COUNSEL, IN A CUSTOMARY FORM AND REASONABLY ACCEPTABLE TO THE COMPANY, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR APPLICABLE STATE SECURITIES LAWS.”

(c)       Such Investor acknowledges and agrees that the Securities will be subject to these securities law transfer restrictions and, as a result of these transfer restrictions, such Investor may not be able to readily offer, resell, transfer, pledge or otherwise dispose of the Securities and may be required to bear the financial risk of an investment in the Securities for an indefinite period of time. Such Investor acknowledges and agrees that the Securities will not immediately be eligible for offer, resale, transfer, pledge or disposition pursuant to Rule 144 promulgated under the Securities Act, and that the provisions of Rule 144(i) will apply to the Securities. Such Investor acknowledges and agrees that it has been advised to consult legal, tax and accounting prior to making any offer, resale, transfer, pledge or disposition of any of the Securities.

(d)       Such Investor acknowledges and agrees that such Investor is purchasing the Securities from Lilium. Such Investor further acknowledges that there have been no representations, warranties, covenants and agreements made to such Investor by or on behalf of Lilium, any of its respective affiliates or any control persons, officers, directors, employees, agents or representatives of any of the foregoing or any other person or entity, expressly or by implication, other than those representations, warranties, covenants and agreements of Lilium expressly set forth in this Agreement.

(e)       Such Investor acknowledges and agrees that such Investor has received such information as such Investor deems necessary to make an investment decision with respect to the Securities, including, with respect to Lilium and the business of Lilium and its Subsidiaries. Without limiting the generality of the foregoing, such Investor acknowledges that it has reviewed, or has an adequate opportunity to review, (i) each form, report, statement, schedule, prospectus, proxy, registration statement and other document, if any, filed by Lilium with the SEC and (ii) other materials relating to the business, finances and operations of Lilium or relating to the offer and sale of the Securities specifically requested by such Investor. Such Investor acknowledges and agrees that such Investor and such Investor’s professional advisor(s), if any, have had the full opportunity to ask such questions, receive such answers and obtain such information as such Investor and such Investor’s professional advisor(s), if any, have deemed necessary to make an investment decision with respect to the Securities.

(f)       Such Investor became aware of this offering of the Securities solely by means of direct contact between such Investor and Lilium or a representative of Lilium (including the Placement Agents), and the Securities were offered to such Investor solely by direct contact between such Investor and Lilium or a representative of Lilium. Such Investor did not become aware of this offering of the Securities, nor were the Securities offered to such Investor, by any other means. Such Investor acknowledges that the Securities (i) were not offered by any form of general solicitation or general advertising and (ii) are not being offered in a manner involving a public offering under, or in a distribution in violation of, the Securities Act, or any state securities laws. Such Investor acknowledges that it is not relying upon, and has not relied upon, any statement, representation or warranty made by any person, firm or corporation (including, without limitation, Lilium, the Placement Agents, any of their respective affiliates or any control persons, officers, directors, employees, agents or representatives of any of the foregoing), other than the representations and warranties of Lilium contained in Section 4, Section 8(a) and Section 11 of this Agreement, in making its investment or decision to invest in Lilium.

(g)       Such Investor acknowledges that it is aware that there are substantial risks incident to the purchase and ownership of the Securities, including those set forth in Lilium’s filings with the SEC. Such Investor has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Securities, and such Investor has sought such accounting, legal and tax advice as such Investor has considered necessary to make an informed investment decision. Such Investor acknowledges that it shall be responsible for any of such Investor’s tax liabilities that may arise as a result of the transactions contemplated by this Agreement, and that Lilium has not provided any tax advice or any other representation or guarantee regarding the tax consequences of the transactions contemplated by the Agreement.

(h)       Alone, or together with any professional advisor(s), such Investor has adequately analyzed and fully considered the risks of an investment in the Securities and determined that the Securities are a suitable investment for such Investor and that such Investor is able at this time and in the foreseeable future to bear the economic risk of a total loss of such Investor’s investment in Lilium. Such Investor acknowledges specifically that a possibility of total loss exists.

(i)       Without limiting the generality of the foregoing, such Investor has not relied on any statements or other information provided by or on behalf of any of the Placement Agents or any of their respective affiliates or any control persons, officers, directors, employees, agents or representatives of any of the foregoing concerning Lilium, this Agreement or the transactions contemplated hereby, the Securities or the offer and sale of the Securities. Without limitation of the foregoing, such Investor hereby further acknowledges and agrees that (i) the Placement Agents are acting solely as placement agents in connection with the transactions contemplated hereby and are not acting as an underwriter, initial Investor, dealer or in any other such capacity and are not and shall not be construed as a fiduciary for such Investor, Lilium or any other person or entity in connection with the transactions contemplated hereby, (ii) the Placement Agents have not made and will not make any representation or warranty, whether express or implied, of any kind or character and have not provided any advice or recommendation in connection with the transactions contemplated hereby, (iii) the Placement Agents will have no responsibility with respect to (a) any representations, warranties or agreements made by any person or entity under or in connection with the transactions contemplated hereby or any of the documents furnished pursuant thereto or in connection therewith, or the execution, legality, validity or enforceability (with respect to any person) of any thereof, or (b) the financial condition, business, or any other matter concerning Lilium and the transactions contemplated hereby, and (iv) no Placement Agent shall have any liability or obligation (including without limitation, for or with respect to any losses, claims, damages, obligations, penalties, judgments, awards, liabilities, costs, expenses or disbursements incurred by such Investor), whether in contract, tort or otherwise, to such Investor or to any person claiming through such Investor, in respect of the transactions contemplated hereby.

(j)       Such Investor acknowledges that no federal or state agency has passed upon or endorsed the merits of the offering of the Securities or made any findings or determination as to the fairness of this investment.

(k)       Such Investor has been duly formed or incorporated and is validly existing and is in good standing under the laws of its jurisdiction of formation or incorporation (except where the failure to be in good standing could not have or reasonably be expected to result in a material adverse effect on the business, financial condition or results of operations of such Investor), and has the requisite power and authority to enter into, deliver and perform its obligations under this Agreement.

(l)       To the extent required by applicable securities legislation, regulatory policy or order, or if required by any securities commission, stock exchange or other regulatory authority with jurisdiction over Lilium, at the reasonable request of and at the sole expense of Lilium, such Investor will use commercially reasonable efforts to execute, deliver and file and otherwise assist Lilium in filing reports, questionnaires, undertakings and other documents with respect to the issue of the Securities.

(m)       The execution, delivery and performance by such Investor of this Agreement are within the powers of such Investor, have been duly authorized and will not constitute or result in a breach or default under or conflict with any order, ruling or regulation of any court or other tribunal or of any governmental commission or agency, or any agreement or other undertaking, to which such Investor is a party or by which such Investor is bound, except, in each case, as would not reasonably be expected to have a material adverse effect on the ability of such Investor to enter into and timely perform its obligations under this Agreement, and will not violate any provisions of such Investor’s organizational documents, including, without limitation, its incorporation or formation papers, bylaws, indenture of trust or partnership or operating agreement, as may be applicable. The signature of such Investor on this Agreement is genuine, and the signatory has legal competence and capacity to execute the same or the signatory has been duly authorized to execute the same, and, assuming that this Agreement constitutes the valid and binding agreement of Lilium, this Agreement constitutes a legal, valid and binding obligation of such Investor, enforceable against such Investor in accordance with its terms except as such enforceability may be limited by applicable Bankruptcy Laws.

(n)       Neither such Investor nor, to the knowledge of such Investor, any of its officers, directors, managers, managing members, general partners or any other person acting in a similar capacity or carrying out a similar function, is (i) a person named on the Specially Designated Nationals and Blocked Persons List, the Foreign Sanctions Evaders List, the Sectoral Sanctions Identification List, or any other similar list of sanctioned persons administered by the U.S. Treasury Department’s Office of Foreign Assets Control, or any similar list of sanctioned persons administered by the European Union or any individual European Union member state, or the United Kingdom (collectively, “Sanctions Lists”); (ii) directly or indirectly owned or controlled by, or acting on behalf of, one or more persons on a Sanctions List; (iii) organized, incorporated, established, located, resident or, except to the extent disclosed by such Investor to Lilium, born in, or a citizen, national, or the government, including any political subdivision, agency, or instrumentality thereof, of, Cuba, Iran, North Korea, Syria, Venezuela, the Crimea region of Ukraine, the so-called People’s Republics of Luhansk and Donetsk in Ukraine, or any other country or territory embargoed or subject to substantial trade restrictions by the United States, the European Union or any individual European Union member state, or the United Kingdom; (iv) a Designated National as defined in the Cuban Assets Control Regulations, 31 C.F.R. Part 515; or (v) a non-U.S. shell bank or providing banking services indirectly to a non-U.S. shell bank (collectively, a “Prohibited Investor”). Such Investor represents that if it is a financial institution subject to the Bank Secrecy Act (31 U.S.C. Section 5311 et seq.) (the “BSA”), as amended by the USA PATRIOT Act of 2001 (the “PATRIOT Act”), and its implementing regulations (collectively, the “BSA/PATRIOT Act”), that such Investor maintains policies and procedures reasonably designed to comply with applicable obligations under the BSA/PATRIOT Act. Such Investor also represents that it maintains policies and procedures reasonably designed to ensure compliance with sanctions administered by the United States, the European Union, or any individual European Union member state, including the United Kingdom, to the extent applicable to it. Such Investor further represents that it maintains policies and procedures reasonably designed to ensure the funds held by such Investor and used to purchase the Securities were legally derived and were not obtained, directly or indirectly, from a Prohibited Investor.

(o)       In connection with the issue and purchase of the Securities, none of the Placement Agents, nor any of their respective affiliates, has acted as such Investor’s financial advisor or fiduciary.

(p)       Such Investor (for itself and for each account for which such Investor is acquiring the Securities) acknowledges that such Investor is aware that each of the Placement Agents is acting as placement agent in connection with the Registered Transaction.

6.       Registration Rights.

(a)       Lilium agrees that, within five (5) business days following each applicable Closing Date (such deadline, the “Filing Deadline”), Lilium will submit to or file with the SEC a registration statement for a shelf registration on Form F-3, or in the event that Form F-3 is not available, Lilium shall file with the SEC a shelf registration on such other form as is available to them (all such registration statements, collectively, the “Registration Statements” and each, a “Registration Statement”), covering the resale of the Securities acquired by each Investor pursuant to this Agreement and the Warrants on such Closing Date (the “Registrable Securities”) and Lilium shall use its commercially reasonable efforts to have each Registration Statement declared effective as soon as practicable after the filing thereof, but no later than the earlier of (i) the 30th calendar day (or 60th calendar day if the SEC notifies Lilium that it will “review” such Registration Statement) following the applicable Closing and (ii) the fifth (5th) business day after the date Lilium is notified (orally or in writing, whichever is earlier) by the SEC that such Registration Statement will not be “reviewed” or will not be subject to further review (such earlier date, the “Effectiveness Deadline”); provided, however, that if such Effectiveness Deadline falls on a Saturday, Sunday, or other day that the SEC is closed for business, the Effectiveness Deadline shall be extended to the next business day on which the SEC is open for business; and provided further, that Lilium’s obligations to include the Registrable Securities of any Investor in a Registration Statement are contingent upon such Investor furnishing in writing to Lilium such customary information regarding such Investor or its permitted assigns, the securities of Lilium held by such Investor and the intended method of disposition of the Registrable Securities as shall be customary, required by applicable law to be included in a Registration Statement and as reasonably requested by Lilium to effect the registration of the Registrable Securities, and each Investor shall execute such documents in connection with such registration as Lilium may reasonably request that are customary of a selling stockholder in similar situations, including providing that Lilium shall be entitled to postpone and suspend the effectiveness or use of a Registration Statement, if applicable, as permitted by Section 6(c) of this Agreement; provided that no Investor shall in connection with the foregoing be required to execute any lock-up or similar agreement or otherwise be subject to any contractual restriction on the ability to transfer the Registrable Securities. In no event shall any Investor be identified as a statutory underwriter in any Registration Statement unless specifically requested by the SEC in which case such Investor will have an opportunity to withdraw from such Registration Statement. Notwithstanding the foregoing, if the SEC prevents Lilium from including any or all of the Securities proposed to be registered under a Registration Statement due to limitations on the use of Rule 415 of the Securities Act for the resale of the Registrable Securities or otherwise, such Registration Statement shall register the resale of a number of Securities which is equal to the maximum number of Securities as is permitted by the SEC. In such event, the number of Securities to be registered for each selling shareholder named in a Registration Statement shall be reduced pro rata among all such selling shareholders, and Lilium will use its best efforts to file with the SEC, as promptly as allowed by the SEC, one or more registration statements to register the resale of those Registrable Securities that were not registered on such initial Registration Statement, as so amended. For as long as any Investor holds Securities, Lilium will use its best efforts to file all reports for so long as the condition in Rule 144(c)(1) (or Rule 144(i)(2), if applicable) is required to be satisfied, and provide all customary and reasonable cooperation, necessary to enable the Investors to resell the Securities pursuant to Rule 144 of the Securities Act (in each case, when Rule 144 of the Securities Act becomes available to such Investor), and will prepare and file with the SEC such amendment and supplements to each Registration Statement and each prospectus used in connection therewith a may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities covered thereby. Any failure by Lilium to file a Registration Statement by the applicable Filing Deadline or to effect such Registration Statement by the Effectiveness Deadline shall not otherwise relieve Lilium of its obligations to file or effect the Registration Statements as set forth above in this Section 6. For purposes of this Agreement, “business day” shall mean a day, other than a Saturday, Sunday or other day on which commercial banks in New York, New York, London, England, U.K., Hong Kong Special Administrative Region of the People’s Republic of China, or China are authorized or required by law to close.

(b)       In the case of the registration effected by Lilium pursuant to this Agreement, Lilium shall, upon reasonable request, inform the Investors as to the status of such registration. At its expense Lilium shall:

(i)       except for such times as Lilium is permitted hereunder to suspend the use of the prospectus forming part of a Registration Statement pursuant to Section 6(c) of this Agreement, use its commercially reasonable efforts to keep such registration, and any required qualification, exemption or compliance under state securities laws, continuously effective with respect to the Investors, and to keep the applicable Registration Statement or any subsequent shelf registration statement free of any material misstatements or omissions, until the earlier of the following: (a) Investor ceases to hold any Registrable Securities and (b) the date all Registrable Securities held by each of the Investors may be sold without restriction under Rule 144, including without limitation, any volume and manner of sale restrictions which may be applicable to affiliates under Rule 144 and without the requirement for Lilium to be in compliance with the current public information required under Rule 144(c)(1) (or Rule 144(i)(2), if applicable). Each Investor agrees to disclose, on a confidential basis, its ownership of Lilium securities to Lilium upon request to assist Lilium in making the determination described above. The period of time during which Lilium is required hereunder to keep a Registration Statement effective is referred to herein as the “Registration Period”;

(ii)       during the Registration Period, advise the Investors, as expeditiously as possible (and within no later than three (3) business days):

(1)       when a Registration Statement or any amendment thereto has been filed with the SEC;

(2)       after it shall receive notice or obtain knowledge thereof, of the issuance by the SEC of any stop order suspending the effectiveness of any Registration Statement or the initiation of any proceedings for such purpose;

(3)       of the receipt by Lilium of any notification with respect to the suspension of the qualification of the Registrable Securities included therein for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and

(4)       subject to the provisions in this Agreement, of the occurrence of any event that requires the making of any changes in any Registration Statement or prospectus so that, as of such date, the statements therein are not misleading and do not omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus, in the light of the circumstances under which they were made) not misleading.

Notwithstanding anything to the contrary set forth herein, Lilium shall not, when so advising the Investors of such events, provide the Investors with any material, nonpublic information regarding Lilium other than to the extent that providing notice to the Investors of the occurrence of the events listed in (1) through (4) above may constitute material, nonpublic information regarding Lilium;

(iii)       during the Registration Period, use its commercially reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of any Registration Statement as soon as reasonably practicable;

(iv)       during the Registration Period, upon the occurrence of any event contemplated in Section 6(b)(ii)(4) above, except for such times as Lilium is permitted by Section 6(c) of this Agreement to suspend, and has suspended, the use of a prospectus forming part of a Registration Statement, Lilium shall use its commercially reasonable efforts to as soon as reasonably practicable prepare a post-effective amendment to such Registration Statement or a supplement to the related prospectus, or file any other required document so that, as thereafter delivered to Investors of the Registrable Securities included therein, such prospectus will not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(v)       during the Registration Period, use its commercially reasonable efforts to cause all Registrable Securities to be listed on each securities exchange or market, if any, on which the Registrable Securities have been listed;

(vi)       during the Registration Period, use its commercially reasonable efforts to allow each Investor to review, prior to the filing thereof, disclosure regarding such Investor in any Registration Statement and shall afford each Investor a reasonable opportunity to review and comment on such disclosure, which comments Lilium shall in good faith consider and use its reasonable best efforts to incorporate; and

(vii)       during the Registration Period, otherwise, in good faith, cooperate reasonably with, and take such customary actions as may reasonably be requested by any Investor, consistent with the terms of this Agreement, in connection with the registration of the Registrable Securities.

(c)       Notwithstanding anything to the contrary in this Agreement, Lilium shall be entitled to delay the filing or effectiveness of, or suspend the use of, a Registration Statement if (i) it reasonably determines that in order for such Registration Statement not to contain a material misstatement or omission, an amendment thereto would be needed to include information that at that time could not otherwise be included in a current, quarterly, or annual report under the Exchange Act, or (ii) the negotiation or consummation of a transaction by Lilium or its Subsidiaries is pending or an event has occurred, which negotiation, consummation or event Lilium’s board of directors reasonably believes, upon the advice of outside legal counsel, would require additional disclosure by Lilium in such Registration Statement of material information that Lilium has a bona fide business purpose for keeping confidential and the non-disclosure of which in such Registration Statement would be expected, in the reasonable determination of Lilium’s board of directors, upon the advice of outside legal counsel, to cause such Registration Statement to fail to comply with applicable disclosure requirements, (each such circumstance, a “Suspension Event”); provided, however, that Lilium may not delay or suspend any Registration Statement on more than two occasions or for more than forty-five (45) consecutive calendar days, or more than ninety (90) total calendar days in each case during any twelve-month period. Lilium shall not, when advising each Investor of such Suspension Event, provide such Investor with any material, non-public information regarding Lilium other than to the extent that providing notice to such Investor of the occurrence of the Suspension Event might constitute material, non-public information regarding Lilium. Upon receipt of any written notice from

Lilium of the happening of any Suspension Event during the period that such Registration Statement is effective or if as a result of a Suspension Event such Registration Statement or related prospectus contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein (in light of the circumstances under which they were made, in the case of the prospectus) not misleading, each Investor agrees as to itself that (i) it will immediately discontinue offers and sales of the Registrable Securities under such Registration Statement (excluding, for the avoidance of doubt, sales conducted pursuant to Rule 144 or other applicable exemption from registration) until it receives copies of a supplemental or amended prospectus (which Lilium agrees to promptly prepare and provide) that corrects the misstatement(s) or omission(s) referred to above and receives notice that any post-effective amendment has become effective or unless otherwise notified by Lilium that it may resume such offers and sales, and (ii) it will maintain the confidentiality of any information included in such written notice delivered by Lilium unless otherwise required by law or subpoena. If so directed by Lilium, each Investor will deliver to Lilium or, in such Investor’s sole discretion destroy, all copies of the prospectus covering the Registrable Securities in such Investor’s possession; provided, however, that this obligation to deliver or destroy all copies of the prospectus covering the Registrable Securities shall not apply (a) to the extent such Investor is required to retain a copy of such prospectus (1) to comply with applicable legal, regulatory, self-regulatory or professional requirements or (2) in accordance with a bona fide preexisting document retention policy or (b) to copies stored electronically on archival servers as a result of automatic data back-up. Any Investor may deliver written notice (an “Opt-Out Notice”) to Lilium requesting that such Investor not receive notices from Lilium otherwise required by this Section 6(c); provided, however, that such Investor may later revoke any such Opt-Out Notice in writing. Following receipt of an Opt-Out Notice from any Investor (unless subsequently revoked), (i) Lilium shall not deliver any such notices to such Investor and such Investor shall no longer be entitled to the rights associated with any such notice and (ii) each time prior to such Investor’s intended use of an effective Registration Statement, such Investor will notify Lilium in writing at least two (2) business days in advance of such intended use, and if a notice of a Suspension Event was previously delivered (or would have been delivered but for the provisions of this Section 6(c)) and the related suspension period remains in effect, Lilium will so notify such Investor, within one (1) business day of such Investor’s notification to Lilium, by delivering to such Investor a copy of such previous notice of Suspension Event, and thereafter will provide such Investor with the related notice of the conclusion of such Suspension Event promptly following its availability.

(d)       Indemnification.

(i)       Notwithstanding any termination of this Agreement, Lilium agrees to indemnify, to the extent permitted by law, each Investor (to the extent a seller under any Registration Statement), its directors, officers, partners, managers, members, stockholders, advisers, agents, representatives, affiliates and each person who controls each such Investor (within the meaning of the Securities Act) and the directors, officers, partners, managers, members, stockholders, advisers, agents, representatives, affiliates of each such controlling person, to the extent permitted by law, against all losses, claims, damages, liabilities and reasonable and documented out of pocket costs and expenses (including reasonable and documented attorneys’ fees of one law firm (and one firm of local counsel)) caused by any untrue or alleged untrue statement of material fact contained in any Registration Statement, prospectus included in any Registration Statement (“Prospectus”) or preliminary Prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of a Prospectus, in the light of the circumstances under which they were made) not misleading, except insofar as the same are directly caused by or contained in any information or affidavit so furnished in writing to Lilium by or on behalf of such Investor expressly for use therein.

(ii)       In connection with any Registration Statement in which an Investor is participating, such Investor shall furnish (or cause to be furnished) to Lilium in writing such information and affidavits as Lilium reasonably requests for use in connection with any such Registration Statement or Prospectus (to the extent required by applicable securities laws to be disclosed in such Registration Statement) and, to the extent permitted by law, shall indemnify Lilium, its directors and officers and each person or entity who controls Lilium (within the meaning of the Securities Act) and their directors and officers against any losses, claims, damages, liabilities and reasonable and documented out of pocket costs and expenses (including, without limitation, reasonable and documented outside attorneys’ fees of one law firm (and one firm of local counsel)) resulting from any untrue or alleged untrue statement of material fact contained or incorporated by reference in any Registration Statement, Prospectus or preliminary Prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of a Prospectus, in the light of the circumstances under which they were made) not misleading, but only to the extent that such untrue statement or omission is contained (or not contained in, in the case of an omission) in any information or affidavit so furnished in writing by on behalf of such Investor expressly for use therein; provided, however, that the liability of such Investor shall be several and not joint with any other Investor or other selling stockholder named in such Registration Statement and shall be in proportion to and limited to the net proceeds received by such Investor from the sale of Registrable Securities giving rise to such indemnification obligation.

(iii)       Any person or entity entitled to indemnification herein shall (a) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided that the failure to give prompt notice shall not impair any person’s or entity’s right to indemnification hereunder to the extent such failure has not prejudiced the indemnifying party) and (b) unless in such indemnified party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party shall not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent shall not be unreasonably withheld, conditioned or delayed). An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim. No indemnifying party shall, without the consent of the indemnified party, consent to the entry of any judgment or enter into any settlement which cannot be settled in all respects by the payment of money (and such money is so paid by the indemnifying party pursuant to the terms of such settlement) or which settlement includes a statement or admission of fault and culpability on the part of such indemnified party or which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

(iv)       The indemnification provided for under this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling person or entity of such indemnified party and shall survive the transfer of securities.

(v)       If the indemnification provided under this Section 6(d) from the indemnifying party is unavailable or insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities and expenses referred to herein, then the indemnifying party, in lieu of indemnifying the indemnified party, shall contribute to the amount paid or payable by the indemnified party as a result of such losses, claims, damages, liabilities and expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and the indemnified party, as well as any other relevant equitable considerations; provided, however, that the liability of such Investor shall be limited to the net proceeds received by such Investor from the sale of Registrable Securities giving rise to such indemnification obligation. The relative fault of the indemnifying party and indemnified party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, was made by (or not made by, in the case of an omission), or relates to information supplied by (or not supplied by, in the case of an omission), such indemnifying party or indemnified party, and the indemnifying party’s and indemnified party’s relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the losses or other liabilities referred to above shall be deemed to include, subject to the limitations set forth in Sections 6(d)(i), (ii) and (iii) above, any reasonable, documented, and out of pocket legal or other fees, charges or expenses reasonably incurred by such party in connection with any investigation or proceeding. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution pursuant to this Section 6(d)(v) from any person or entity who was not guilty of such fraudulent misrepresentation.

(e)       Subject to receipt from such Investor by Lilium and its transfer agent (the “Transfer Agent”) of customary representations and other documentation reasonably acceptable to Lilium and the Transfer Agent in connection therewith, and, if required by the Transfer Agent, an opinion of Lilium’s counsel (which opinion shall be at Lilium’s expense), in a form reasonably acceptable to the Transfer Agent, to the effect that the removal of such restrictive legends in such circumstances may be effected under the Securities Act, such Investor may request that Lilium remove any legend from the certificate(s) representing or the book-entry position evidencing the Securities within two (2) business days of such request and receipt of such representations and other documentation reasonably acceptable to Lilium and the Transfer Agent, following the earliest of such time as the Securities (i) are subject to and eligible to be sold or transferred pursuant to an effective registration statement or (ii) have been or are about to be sold pursuant to Rule 144. If restrictive legends are no longer required for the Securities pursuant to the foregoing, Lilium shall, in accordance with the provisions of this section and reasonably promptly following any request therefor from such Investor accompanied by such customary and reasonably acceptable representations and other documentation referred to above establishing that restrictive legends are no longer required, deliver to the Transfer Agent irrevocable instructions that the Transfer Agent shall make a new, unlegended entry for the Securities. Lilium shall be responsible for the fees of the Transfer Agent associated with such issuance.

7.       Termination. This Agreement may be terminated by any Investor, as to such Investor’s obligations hereunder only and without any effect whatsoever on the obligations between Lilium and the other Investors, and be void and of no further force and effect with respect to such Investor, by written notice to Lilium, if the Closing has not been consummated, through no fault of such Investor, within twenty-five (25) calendar days from the date hereof, or, in the case of any Closing that is delayed at Lilium’s option pursuant to Section 2(a), by January 12, 2023; provided that nothing herein will relieve any party from liability for any willful breach hereof prior to the time of termination, and each party will be entitled to any remedies at law or in equity to recover losses, liabilities or damages arising from any such willful breach.

Upon the termination of this Agreement with respect to any Investor in accordance with this Section 7, any monies paid by such Investor to Lilium in connection herewith shall be promptly (and in any event within one (1) business day after such termination) returned to such Investor.

8.       Other Agreements of the Parties.

(a)       As of the date hereof, Lilium has reserved, and shall continue to reserve and keep available at all times, free of preemptive rights, a sufficient number of Class A Ordinary Shares for the purpose of enabling Lilium to issue the Shares as well as the Warrant Shares upon exercise of the Warrant in accordance with its terms (such number, the “Reserved Securities”), provided, however, that the Reserved Securities need only include an amount necessary for the issuance of Securities that are not subject to any Delayed Closing as contemplated by Section 2(a) of this Agreement. In the case of any Securities subject to a Delayed Closing, the Reserved Securities shall be increased as soon as practicable after the effectiveness of the approval at Lilium’s general meeting of shareholders referred to in Section 3(h) to authorize Lilium’s board of directors to (i) issue a sufficient number of Class A Ordinary Shares for the purpose of enabling Lilium to issue the Securities subject to such Delayed Closing (including, for the avoidance of doubt, any Warrant Shares upon exercise of the Warrants that are comprised in such Securities) and (ii) exclude or restrict pre-emptive rights in relation to such issuances, and in any event the Reserved Securities shall be increased as of a date that is no later than one (1) business day prior to such Delayed Closing.

(b)       Prior to the Closing Date, Lilium shall prepare and file with Nasdaq an additional shares listing application covering all of the Shares and Warrant Shares. On the Closing Date, the Shares shall be listed on Nasdaq; and Lilium shall use its best effort to cause the Warrant Shares, when issued, to be listed on Nasdaq or such other securities exchange on which the Shares are then listed for trading.

(c)       If applicable, Lilium shall file a Form D with respect to the Securities as required under Regulation D and, to the extent the Form D is not publicly available on the SEC’s EDGAR reporting system, will provide a copy thereof to each Investor promptly after such filing. Lilium, on or before the Closing Date, shall take such action as Lilium shall reasonably determine is necessary in order to obtain an exemption for or to qualify the Securities for sale to the Investors at the Closing, pursuant to this Agreement and the Warrants under applicable securities or blue sky laws of the states of the United States (or to obtain an exemption from such qualification), and, if requested by an Investor, shall provide evidence of any material action so taken to such Investor on or prior to the Closing Date. Lilium shall make all filings and reports relating to the offer and sale of the Securities required under applicable securities or blue sky laws of the states of the United States following the Closing Date.

(d)       Except as expressly set forth herein to the contrary, each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of the Transaction Documents.

(e)       At the Closing, the parties hereto shall execute and deliver such additional documents and take such additional actions as the parties reasonably may deem to be practical and necessary to consummate the purchase and sale of the Securities as contemplated by the Transaction Documents.

(f)       If any Class A Ordinary Shares or warrant to acquire Class A Ordinary Shares issued pursuant to the Other Securities Purchase Agreements or the Registered Transaction contain any term or condition (including, for the avoidance of doubt, any representation or warranty other than those representations and warranties related to the registration of the securities offered in the Registered Transaction) that is more favorable to the holder of such security or a term in favor of the holder of such security that was not similarly provided to the Investors in the Transaction Documents, other than (i) relating to the registration of the securities offered in the Registered Transaction at issuance, (ii) the provision of a thirty (30) day “lock-up” period for Lilium, its officers and its directors in the Registered Transaction, (iii) terms relating to the provision of the Shareholder Support Letter Agreement referenced in Section 4(aa) hereto, (iv) different or additional representations and warranties that are relevant to the federal and/or local securities laws of the jurisdictions applicable to an investor party to any Other Securities Purchase Agreement or in the Registered Transaction, (v) any provisions related to a Delayed Closing pursuant to Section 2(a) and (vi) relating to the consideration to be received by Lilium that is the extinguishment or cancellation of liabilities, whether directly or indirectly, and terms relating to permitting such consideration in lieu of U.S. dollars in immediately available funds, then Lilium shall notify each Investor of such additional or more favorable term and such term shall (whether or not Lilium provides such notice) automatically become a part of the Transaction Documents for the benefit of Investor in addition to the terms already set forth in the Transaction Documents. Additionally, if Lilium fails to notify any Investor of any such additional or more favorable term, but such Investor becomes aware that Lilium has granted such a term to any third party in the Other Securities Purchase Agreements or the Registered Transaction, such term shall automatically become a part of the Transaction Documents in addition to the terms already set forth in the Transaction Documents, retroactive to the date on which such term was granted to the applicable third party.

9.       Miscellaneous.

(a)       Neither this Agreement nor any rights that may accrue to each Investor hereunder (other than the Securities acquired hereunder, if any) may be transferred or assigned provided that each Investor may assign its rights and obligations under this Agreement to one or more of its affiliates or to another investment fund or account managed or advised by the investment manager who acts on behalf of such Investor or an affiliate thereof; provided that no such assignment shall relieve such Investor of its obligations hereunder. [***]

(b)       Lilium may request from each Investor such additional information as Lilium may deem necessary to evaluate the eligibility of such Investor to acquire the Securities and in connection with the inclusion of the Securities in any Registration Statement, and such Investor shall provide such information as may be required to facilitate such evaluation, to the extent permissible under applicable law, readily available and consistent with its internal policies and procedures; provided that Lilium agrees to keep any such information confidential, other than as (i) necessary to include in any Registration Statement, or (ii) may be required by applicable law, rule, regulation or in connection with any legal proceeding or regulatory request (if which case Lilium shall provide notice to the applicable Investor and shall use commercially reasonable efforts to secure confidential treatment of any such information). Each Investor acknowledges that, to the extent required by applicable law or otherwise agreed in writing with the Investors party hereto, Lilium may file a form of this Agreement with the SEC as an exhibit to an Exchange Act report or a registration statement of Lilium.

(c)       Each Investor acknowledges that Lilium will rely on the acknowledgments, understandings, agreements, representations and warranties of such Investor contained in Section 5 of this Agreement. Prior to the Closing, each Investor agrees to promptly notify Lilium if any of the acknowledgments, understandings, agreements, representations and warranties of such Investor set forth herein (i) are no longer accurate and (ii) are not expected to be accurate as of immediately prior to the Closing. Each Investor acknowledges and agrees that the Placement Agents will rely on the representations and warranties of such Investor contained in Section 5 of this Agreement.

(d)       Lilium, the Placement Agents and each Investor are each irrevocably authorized to produce this Agreement or a copy hereof to any interested party to the extent required in connection with any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

(e)       All of the representations and warranties contained in this Agreement shall survive the Closing. All of the covenants and agreements made by each party hereto in this Agreement shall survive the Closing until the applicable statute of limitations, or in accordance with their respective terms.

(f)       This Agreement may not be modified, waived or terminated (other than pursuant to the terms of Section 7 above) except by an instrument in writing, signed by each of the parties hereto. No failure or delay of either party in exercising any right or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such right or power, or any course of conduct, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the parties and third party beneficiaries hereunder are cumulative and are not exclusive of any rights or remedies that they would otherwise have hereunder.

(g)       The Transaction Documents (including the exhibits and schedules thereto) constitutes the entire agreement, and supersedes all other prior agreements, understandings, representations and warranties, both written and oral, among the parties, with respect to the subject matter thereof except, with respect to each Investor, any non-disclosure or confidentiality or similar agreement between Lilium and such Investor. Except as set forth in Section 6(d), Section 9(c) and Section 9(d) hereof with respect to the persons referenced therein, the Transaction Documents shall not confer any rights or remedies upon any person other than the parties hereto, and their respective successor and assigns.

(h)       Except as otherwise provided herein, this Agreement shall be binding upon, and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives, and permitted assigns, and the agreements, representations, warranties, covenants and acknowledgments contained herein shall be deemed to be made by, and be binding upon, such heirs, executors, administrators, successors, legal representatives and permitted assigns.

(i)       If any provision of this Agreement shall be adjudicated by a court of competent jurisdiction to be invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby and shall continue in full force and effect.

(j)       This Agreement may be executed in one or more counterparts (including by electronic mail or in .pdf) and by different parties in separate counterparts, with the same effect as if all parties hereto had signed the same document. All counterparts so executed and delivered shall be construed together and shall constitute one and the same agreement.

(k)       The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

(l)       The parties hereto acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement, without posting a bond or undertaking and without proof of damages, to enforce specifically the terms and provisions of this Agreement, this being in addition to any other remedy to which such party is entitled at law, in equity, in contract, in tort or otherwise. The parties acknowledge and agree that this Section 9(l) is an integral part of the transactions contemplated hereby and without that right, the parties hereto would not have entered into this Agreement.

(m)       THE PARTIES HERETO IRREVOCABLY SUBMIT TO THE EXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK AND THE SUPREME COURT OF THE STATE OF NEW YORK SOLELY IN RESPECT OF THE INTERPRETATION AND ENFORCEMENT OF THE PROVISIONS OF THE TRANSACTION DOCUMENTS AND IN RESPECT OF THE TRANSACTIONS CONTEMPLATED THEREBY, AND HEREBY WAIVE, AND AGREE NOT TO ASSERT, AS A DEFENSE IN ANY ACTION, SUIT OR PROCEEDING FOR INTERPRETATION OR ENFORCEMENT HEREOF OR ANY SUCH DOCUMENT THAT IS NOT SUBJECT THERETO OR THAT SUCH ACTION, SUIT OR PROCEEDING MAY NOT BE BROUGHT OR IS NOT MAINTAINABLE IN SAID COURTS OR THAT VENUE THEREOF MAY NOT BE APPROPRIATE OR THAT THE TRANSACTION DOCUMENTS OR ANY SUCH DOCUMENT MAY NOT BE ENFORCED IN OR BY SUCH COURTS, AND THE PARTIES HERETO IRREVOCABLY AGREE THAT ALL CLAIMS WITH RESPECT TO SUCH ACTION, SUIT OR PROCEEDING SHALL BE HEARD AND DETERMINED BY SUCH A NEW YORK STATE OR FEDERAL COURT. THE PARTIES HEREBY CONSENT TO AND GRANT ANY SUCH COURT JURISDICTION OVER THE PERSON OF SUCH PARTIES AND OVER THE SUBJECT MATTER OF SUCH DISPUTE AND AGREE THAT MAILING OF PROCESS OR OTHER PAPERS IN CONNECTION WITH SUCH ACTION, SUIT OR PROCEEDING IN THE MANNER PROVIDED IN SECTION 12 OF THIS AGREEMENT OR IN SUCH OTHER MANNER AS MAY BE PERMITTED BY LAW SHALL BE VALID AND SUFFICIENT SERVICE THEREOF. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAWS THAT WOULD OTHERWISE REQUIRE THE APPLICATION OF THE LAW OF ANY OTHER STATE.

(n)       EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THE TRANSACTION DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED THEREBY IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER; (II) SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THE FOREGOING WAIVER; (III) SUCH PARTY MAKES THE FOREGOING WAIVER VOLUNTARILY; AND (IV) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVER AND CERTIFICATIONS IN THIS SECTION 9(n).

10.       Non-Reliance and Exculpation. Each Investor acknowledges that it is not relying upon, and has not relied upon, any statement, representation or warranty made by any person, firm or corporation (including, without limitation, the Placement Agent, any of its affiliates or any control persons, officers, directors, employees, partners, agents or representatives of any of the foregoing), other than the statements, representations and warranties of Lilium expressly contained in Section 4, Section 8(a) and Section 11 of this Agreement, in making its investment or decision to invest in Lilium. Each Investor acknowledges and agrees that none of (i) any other Investor pursuant to the Transaction Documents or any other Agreement related to the private placement of the Securities (including such Investor’s respective affiliates or any control persons, officers, directors, employees, partners, agents or representatives of any of the foregoing), (ii) the Placement Agent, its affiliates or any control persons, officers, directors, employees, partners, agents or representatives of any of the foregoing, or (iii) any affiliates, or any control persons, officers, directors, employees, partners, agents or representatives of Lilium shall be liable to such Investor, or to any other Investor, pursuant to the Transaction Documents or any other agreement related to the private placement of the Securities, the negotiation hereof or thereof or the subject matter hereof or thereof, or the transactions contemplated hereby or thereby, for any action heretofore or hereafter taken or omitted to be taken by any of them in connection with the purchase of the Securities.

11.       Press Releases. Lilium shall, on or prior to 9:00 a.m. New York City time, on the first business day following the Pricing Date, issue one or more press releases or furnish or file with the SEC a current report on Form 6-K (collectively, the “Disclosure Document”) disclosing, to the extent not previously publicly disclosed, the transactions contemplated hereby, all material terms thereof and any other material, non-public information that Lilium has provided to any Investor at any time prior to the filing of the Disclosure Document except, with respect to each Investor, for such material non-public information that has been provided pursuant to and is the subject of a non-disclosure or confidentiality or similar agreement between such Investor and Lilium that remains in effect as of the date hereof. Prior to the Disclosure Document, the parties shall keep the transactions contemplated hereby confidential, and no party shall make any public announcement regarding the transactions contemplated hereby. From and after the disclosure of the Disclosure Document, to the knowledge of Lilium, except as noted above, no Investor shall be in possession of any material, non-public information received from Lilium or its officers, directors, employees or agents, and no Investor shall be subject to any confidentiality or similar obligations under any current agreement, whether written or oral, relating to the transactions contemplated by this Agreement. All press releases or other public communications relating to the transactions contemplated hereby between Lilium and the Investors, and the method of the release for publication thereof, shall be subject to the prior written approval of (i) Lilium, and (ii) to the extent such press release or public communication references any Investor or its affiliates or investment advisers by name, such Investor. The restriction in this Section 11 shall not apply to any public announcement from and after the date of the Disclosure Document to the extent the public announcement is required by applicable securities law, any governmental authority or stock exchange rule; provided, that in such an event, the applicable party shall use its commercially reasonable efforts to consult with the other party in advance as to its form, content and timing.

12.       Notices. All notices and other communications among the parties shall be in writing and shall be deemed to have been duly given (i) when delivered in person, (ii) when delivered after posting in the United States mail having been sent registered or certified mail return receipt requested, postage prepaid, (iii) when delivered by FedEx or other nationally recognized overnight delivery service, or (iv) when delivered by email (in each case in this clause (iv), solely if receipt is confirmed, but excluding any automated reply, such as an out-of-office notification), addressed as follows:

If to an Investor, to the address provided on such Investor’s signature page hereto.

If to Lilium, to:

Lilium N.V.

[***]

with copies (which shall not constitute notice), to:

Ropes & Gray LLP

[***]

Freshfields Bruckhaus Deringer US LLP

[***]

or to such other address or addresses as the parties may from time to time designate in writing. Copies delivered solely to outside counsel shall not constitute notice.

13.       For the avoidance of doubt, all obligations of any Investor hereunder are separate and several from the obligations of any other Investor. The decision of any Investor to purchase the Securities pursuant to this Agreement has been made by such Investor independently of any other Investor and independently of any information, materials, statements or opinions as to the business, affairs, operations, assets, properties, liabilities, results of operations, condition (financial or otherwise) or prospects of Lilium or any of its Subsidiaries which may have been made or given by any Other Investor or Investor or by any agent or employee of any other Investor, and none of the Investor nor any of their respective agents or employees shall have any liability to any other Investor (or any other person) relating to or arising from any such information, materials, statements or opinions. Nothing contained herein or in any other agreement (including the Other Securities Purchase Agreements), and no action taken by any Investor or any Other Investors pursuant hereto, shall be deemed to constitute any Investor and any other Investor as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that any Investor and any Other Investors are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by this Agreement or the Other Securities Purchase Agreements. Each Investor acknowledges that no other Investor has acted as agent for such Investor in connection with making its investment hereunder and no other Investor will be acting as agent of any other Investor in connection with monitoring its investment in the Securities or enforcing its rights under this Agreement. Each Investor shall be entitled to independently protect and enforce its rights, including without limitation the rights arising out of this Agreement, and it shall not be necessary for any other Investor to be joined as an additional party in any proceeding for such purpose.

[SIGNATURE PAGES FOLLOW]

In Witness Whereof, Lilium N.V. has accepted this Agreement as of the date set forth below.

LILIUM N.V.

By:	/s/ Geoffrey Richardson
	Name:	Geoffrey Richardson
	Title:	Chief Financial Officer

Date: November 17, 2022

[Signature Page to Securities Purchase Agreement (A&R PIPE)]

IN WITNESS WHEREOF, the Investor named below has executed or caused this Agreement to be executed by its duly authorized representative as of the date set forth below.

Name of Investor: LGT Global Invest Limited	State/Country of Formation or Domicile: Cayman Islands
By:	/s/ Alison Lomax	By:	/s/ Darren Stainrod
Name:	Alison Lomax	Name:	Darren Stainrod
Title:	Director	Title:	Director

Name in which Securities are to be registered (if different):	Date: November 17, 2022

EIN:

Business Address-Street: [***]	Mailing Address-Street (if different):
City, State, Zip: [***]	City, State, Zip:

Attn:	Alison Lomax	Attn:

Telephone No.: Facsimile No.:	Telephone No.: Facsimile No.:

Aggregate Purchase Amount: [***]

In respect of LGT Global Invest Limited, for purposes of Section 9(a), affiliates shall mean any Person who directly or indirectly, through one or more intermediaries, Controls, is Controlled by, or is under common Control with, such Investor, or in case of an investment fund, its investment manager and/or advisor or an investment fund that is managed and/or advised by an entity that is under common Control with one of the foregoing whereby “Control” means, in relation to any Person, (i) direct, indirect or beneficial ownership of the majority of the voting rights and/or capital interests in such Person, (ii) the power, directly or indirectly, to designate, nominate or remove more than half of the members of the board of directors, management board, supervisory board or similar corporate body of such Person, and/or (iii) the power, directly or indirectly, whether by contract or otherwise, to direct or cause the direction of the management, the affairs, the policies and/or investment decisions of such Person and the terms “Controlled” and “Controlling” have meanings correlative thereto and “Person” means an individual, partnership, corporation, limited liability company, joint stock company, unincorporated organization or association, trust, joint venture, investment fund, foundation or other similar entity, whether or not a legal entity.

[Signature Page to Securities Purchase Agreement]

IN WITNESS WHEREOF, the Investor named below has executed or caused this Agreement to be executed by its duly authorized representative as of the date set forth below.

Name of Investor: Lightrock Growth Fund I S.A., SICAV-RAIF for the account of its sub-fund Lightrock Global Fund by its alternative investment fund manager LGT Capital Partners (Ireland) Ltd.	State/Country of Formation or Domicile: Grand Duchy of Luxembourg
By:	/s/ Paul Garvey	By:	/s/ Brian Goonan
Name:	Paul Garvey	Name:	Brian Goonan
Title:	Alternate Director	Title:	Director

Name in which Securities are to be registered (if different):	Date: November 17, 2022
EIN:
Business Address-Street: [***]	Mailing Address-Street (if different):
City, State, Zip: [***]	City, State, Zip:

Attn:	Cindy Lourenco, Client Relationship Manager	Attn:

Telephone No.: [***] Facsimile No.: [***]	Telephone No.: Facsimile No.:

Aggregate Purchase Amount: [***]

In respect of Lightrock Growth Fund I S.A., SICAV-RAIF, for purposes of Section 9(a), affiliates shall mean any Person who directly or indirectly, through one or more intermediaries, Controls, is Controlled by, or is under common Control with, such Investor, or in case of an investment fund, its investment manager and/or advisor or an investment fund that is managed and/or advised by an entity that is under common Control with one of the foregoing whereby “Control” means, in relation to any Person, (i) direct, indirect or beneficial ownership of the majority of the voting rights and/or capital interests in such Person, (ii) the power, directly or indirectly, to designate, nominate or remove more than half of the members of the board of directors, management board, supervisory board or similar corporate body of such Person, and/or (iii) the power, directly or indirectly, whether by contract or otherwise, to direct or cause the direction of the management, the affairs, the policies and/or investment decisions of such Person and the terms “Controlled” and “Controlling” have meanings correlative thereto and “Person” means an individual, partnership, corporation, limited liability company, joint stock company, unincorporated organization or association, trust, joint venture, investment fund, foundation or other similar entity, whether or not a legal entity.

[Signature Page to Securities Purchase Agreement]

Name of Investor: Lumen Investments Ltd.	State/Country of Formation or Domicile: Cayman Islands
By:	/s/ Alison Lomax	By:
Name:	Alison Lomax	Name:
Title:	Director	Title:

Name in which Securities are to be registered (if different):	Date: November 17, 2022
EIN:
Business Address-Street: [***]	Mailing Address-Street (if different):
City, State, Zip: [***]	City, State, Zip:

Attn:	Alison Lomax, Martin Koba	Attn:

Telephone No.: Facsimile No.:	Telephone No.: Facsimile No.:

Aggregate Purchase Amount: [***]

In respect of Lumen Investments Ltd., for purposes of Section 9(a), affiliates shall mean any Person who directly or indirectly, through one or more intermediaries, Controls, is Controlled by, or is under common Control with, such Investor, or in case of an investment fund, its investment manager and/or advisor or an investment fund that is managed and/or advised by an entity that is under common Control with one of the foregoing whereby “Control” means, in relation to any Person, (i) direct, indirect or beneficial ownership of the majority of the voting rights and/or capital interests in such Person, (ii) the power, directly or indirectly, to designate, nominate or remove more than half of the members of the board of directors, management board, supervisory board or similar corporate body of such Person, and/or (iii) the power, directly or indirectly, whether by contract or otherwise, to direct or cause the direction of the management, the affairs, the policies and/or investment decisions of such Person and the terms “Controlled” and “Controlling” have meanings correlative thereto and “Person” means an individual, partnership, corporation, limited liability company, joint stock company, unincorporated organization or association, trust, joint venture, investment fund, foundation or other similar entity, whether or not a legal entity.

[Signature Page to Securities Purchase Agreement]

Name of Investor: Tencent Mobility (Luxembourg) S.à.r.l.	State/Country of Formation or Domicile: Luxembourg
By:	/s/ Pan Kun
Name:	Pan Kun
Title:	Class A Manger

Name in which Securities are to be registered (if different):	Date: November 17, 2022
EIN:
Business Address-Street: [***]	Mailing Address-Street (if different):
City, State, Zip:	City, State, Zip:

Attn:	Attn:

Telephone No.: Facsimile No.:	Telephone No.: Facsimile No.:

Aggregate Purchase Amount: $15,000,000.00

In respect of Tencent Mobility (Luxembourg) S.à.r.l., for purposes of Section 9(a), affiliates shall mean any Person who directly or indirectly, through one or more intermediaries, Controls, is Controlled by, or is under common Control with, such Investor, or in case of an investment fund, its investment manager and/or advisor or an investment fund that is managed and/or advised by an entity that is under common Control with one of the foregoing whereby “Control” means, in relation to any Person, (i) direct, indirect or beneficial ownership of the majority of the voting rights and/or capital interests in such Person, (ii) the power, directly or indirectly, to designate, nominate or remove more than half of the members of the board of directors, management board, supervisory board or similar corporate body of such Person, and/or (iii) the power, directly or indirectly, whether by contract or otherwise, to direct or cause the direction of the management, the affairs, the policies and/or investment decisions of such Person and the terms “Controlled” and “Controlling” have meanings correlative thereto and “Person” means an individual, partnership, corporation, limited liability company, joint stock company, unincorporated organization or association, trust, joint venture, investment fund, foundation or other similar entity, whether or not a legal entity.

[Signature Page to Amended and Restated Securities Purchase Agreement]

EXHIBIT A

CLOSING SCHEDULE

Investor	Number of Class A Ordinary Shares	Purchase Price Per Class A Ordinary Share	Number of Class A Ordinary Shares Represented by Warrants		Aggregate Purchase Price for Class A Ordinary Shares
LGT Global Invest Limited	[***]	$1.30	[***]	$	[***]
Lumen Investments Ltd.	[***]	$1.30	[***]		[***]
Lightrock Growth Fund I S.A., SICAV-RAIF for the account of its sub-fund Lightrock Global Fund by its alternative investment manager LGT Capital Partners (Ireland) Ltd.	[***]	$1.30	[***]		[***]
Tencent Mobility (Luxembourg) S.à r.l,	11,538,461	$1.30	5,769,230		15,000,000
Total					$[***]

EXHIBIT B

FORM OF WARRANT

THE OFFER AND SALE OF THE SECURITIES REPRESENTED HEREBY AND THE UNDERLYING SECURITIES THAT MAY BE ISSUED UPON EXERCISE OF THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES REPRESENTED HEREBY AND THE UNDERLYING SECURITIES THAT MAY BE ISSUED UPON EXERCISE OF THE SECURITIES REPRESENTED HEREBY HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT, OR APPLICABLE STATE SECURITIES LAWS, UNLESS SOLD PURSUANT TO: (1) RULE 144 UNDER THE SECURITIES ACT, OR (2) AN OPINION OF COUNSEL, IN A CUSTOMARY FORM AND REASONABLY ACCEPTABLE TO LILIUM N.V., THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR APPLICABLE STATE SECURITIES LAWS.

LILIUM N.V.

WARRANT TO PURCHASE Ordinary shares a

Number of Shares: [●]
(subject to adjustment)

Warrant No. [●]	Original Issue Date: [●], 2022

Lilium N.V., a Netherlands public limited liability company (naamloze vennootschap) (the “Company”), hereby certifies that, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, [●] or its permitted registered assigns (the “Investor”), is entitled, subject to the terms set forth below, to purchase from the Company up to a total of [●] Ordinary Shares A, nominal value EUR 0.12 per share (“Ordinary Shares A” or “Securities”), of the Company (each such share, a “Warrant Share” and all such shares, the “Warrant Shares”) at an exercise price per share equal to $1.30 per share (as adjusted from time to time as provided in Section 4 herein, the “Exercise Price”), which price per share is at a minimum the USD equivalent of the nominal value of EUR 0.12 per share (subject to adjustment for reverse and forward stock splits, combinations, recapitalizations and reclassifications in accordance with the terms and conditions hereof and similar transactions following the date hereof (the “Original Issue Date”)), upon surrender of this Warrant to Purchase Ordinary Shares A (including any Warrants to Purchase Ordinary Shares A issued in exchange, transfer or replacement hereof, the “Warrant”) at any time and from time to time on or after the Original Issue Date, and subject to the following terms and conditions:

1.	Exercise of Warrant.

(a)	The Warrant shall be exercisable on any business day prior to [●], 2026[1] (the “Expiration Date”).

(b)	The Warrant shall be exercisable prior to the Expiration Date, at the election of Investor, either in its entirety or, from time to time for part of the number of Warrant Shares

1 To be the fourth anniversary of the closing date.

specified herein. In the event that the Warrant is duly exercised for less than all of the Warrant Shares at any time prior to the Expiration Date, one or more new Warrants will be issued to Investor for the remaining number of Warrant Shares.

(c)	In connection with the exercise of the Warrant, upon timely receipt of a Warrant, accompanied by the Exercise Notice substantially in the form attached in Schedule 1 hereto filled in, signed and delivered to the Company and the Warrant Agent as defined below, and payment of the Exercise Price (as may be adjusted pursuant to the terms of the Warrant) for each of the Ordinary Shares A to be purchased by wire transfer of U.S. dollars in immediately available funds to the Warrant Agent in accordance with the written wiring instructions included in Schedule 1 hereto (as may be amended by written notice from the Company or the Warrant Agent to Investor), the Company shall thereupon promptly (and in any event within two (2) Trading Days (as defined below) and upon confirmation from a bank that the EUR nominal value equivalent has been received pursuant to Section 1(d)) issue or cause to be issued to Investor or its designee (which may include an account of a participant of the Depository Trust Company that will hold the Ordinary Shares A for the account of Investor or its designee) a book entry position, for the number of Ordinary Shares A to which Investor is entitled, registered in such name or names as may be directed by Investor. If the Company fails to issue or cause to be issued to Investor or its designee a book entry position for such Ordinary Shares A within such two (2) Trading Day period, then Investor will have the right to rescind such exercise, in addition to any other remedies available to Investor hereunder, at law or in equity.

(d)	The Company covenants and agrees that (i) it or the Warrant Agent will obtain from an EU-licensed bank a statement confirming that on the day after receipt of payment of the Exercise Price, or the next day on which such bank is open for business, and prior to the delivery of Ordinary Shares A, the USD amount paid is at least equal to the aggregate nominal value in EUR of all Ordinary Shares A issued upon exercise of the Warrant, and (ii) it will pay when due and payable any and all present or future transfer, stamp, issue, documentary, recordation, registration or similar taxes, levies and charges that may be imposed or payable in respect of the issuance or delivery of (A) each Warrant, (B) each Warrant issued in exchange for any other Warrant pursuant to Section 4 and Section 13 or issued pursuant to Section 1(b) and (C) each Ordinary Share A issued upon the exercise of any Warrant; provided that the Company shall not be obligated to pay any such transfer, stamp or issue tax or charge that is a direct result of a transfer or other action of Investor or any subsequent holder of the Warrant (that is in addition to exercising the Warrant hereunder).

(e)	Prior to the Expiration Date, the Company shall at all times reserve and keep available out of its authorized but unissued capital stock, solely for the issuance upon the exercise of the Warrant Shares hereunder, the maximum number of Ordinary Shares A issuable upon the exercise of this Warrant.

For the purposes of this Agreement, “Trading Day” means (i) a day on which the Ordinary Shares A are traded on the Nasdaq Global Select Market (“Nasdaq”), which, as of the Original Issue Date is the national securities exchange or other trading market on which the Ordinary Shares A are primarily listed and quoted for trading (or any successors to the foregoing), (ii) if the Ordinary Shares A are not traded on Nasdaq but are traded on another Trading Market, a day on which the Ordinary Shares A are traded on such other Trading Market and (iii) if the Ordinary Shares A are not traded on Nasdaq or any other Trading Market, any Business Day. For the purposes of this

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Agreement, “Business Day” means any day other than a Saturday, a Sunday or a day on which banks are authorized or required to close in the City of New York, New York.

2.	Optional Redemption. If any time after [•], 2024[2], but before the Expiration Date, the last reported sale price per share of the Ordinary Shares A, as reported by Nasdaq, equals or exceeds $2.60 per share for at least twenty (20) Trading Days (whether or not consecutive) during a thirty (30) consecutive Trading Day period, then the Company, on at least twenty (20) Trading Days’ prior written notice to Investor, may redeem this Warrant by paying Investor one cent ($0.01) per Warrant Share, subject to adjustment as provided in this Warrant and subject to prior exercise by Investor. This Warrant shall remain exercisable by Investor (in whole or in part, in its entirety or in such increments, at any time and from time to time, as in each case Investor may in its sole discretion elect) for the duration of the twenty (20) Trading Days’ prior written notice period.

3.	Issuance of Securities; Registration:

Investor understands that this Warrant and the Warrant Shares issuable upon exercise hereof have not been registered under the Securities Act in reliance upon a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of Investor’s investment intent. Investor understands that this Warrant and the Warrant Shares issued upon any exercise hereof must be held indefinitely unless subsequently registered under the Securities Act and qualified under applicable state securities laws, or unless exemption from such registration and qualification are otherwise available. Investor is aware of the provisions of Rule 144 promulgated under the Securities Act. The Company shall cause this Warrant to be registered upon records to be maintained by the Warrant Agent for that purpose (the “Warrant Register”), in the name of the record Investor (which shall include the initial Investor or, as the case may be, any registered assignee to which this Warrant is assigned hereunder) from time to time. The Company may deem and treat the registered holder of this Warrant as the absolute owner hereof for the purpose of any exercise hereof or any distribution to the holder, and for all other purposes, absent actual notice to the contrary.

4.	Adjustment of Exercise Price and Number of Securities Purchasable or Number of Warrants.

(a)	Stock Dividends, Splits, Etc. If the Company declares or pays a dividend on its Ordinary Shares A payable in Ordinary Shares A, or other securities of the Company, then upon exercise of the Warrant, for each Ordinary Shares A acquired, Investor shall receive, without cost to Investor, the total number and kind of securities to which Investor would have been entitled had Investor owned such number of Ordinary Shares A of record as of the record date for the dividend. If the Company subdivides its Ordinary Shares A by reclassification or otherwise into a greater number of shares, the number of Ordinary Shares A purchasable hereunder shall be proportionately increased and the Exercise Price shall be proportionately decreased. If the Company combines or consolidates its Ordinary Shares A, by reclassification or otherwise, into a lesser number of shares, the number of Ordinary Shares A purchasable hereunder shall be proportionately decreased and the Exercise Price shall be proportionately increased. Any adjustment made pursuant to the first sentence of this Section 4(a) shall become effective immediately after the record date for the determination of shareholders entitled to receive such dividend, and any adjustment pursuant to the second and third sentences of this Section 4(a) shall

2 To be the second anniversary of the closing date.

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become automatically effective immediately after the effective date of such subdivision, combination or consolidation.

(b)	Reclassification, Exchange, Combinations or Substitution. In the event of any recapitalization, reclassification, exchange, substitution, combination, reorganization, merger, consolidation, liquidation or similar transaction or other event that results in the Ordinary Shares A being converted into or exchanged for securities, cash or property, Investor shall be entitled to receive, upon exercise of the Warrant, the number and kind of securities and property that Investor would have received for such number of Ordinary Shares A to which Investor would have been entitled if this Warrant had been exercised immediately before such event, except in the event of a Fundamental Transaction (as defined below) pursuant to Section 4(f).

(c)	Subsequent Equity Sales. If the Company at any time while this Warrant is outstanding, shall sell, enter into an agreement to sell, or grant any option to purchase, or sell, enter into an agreement to sell, or grant any right to reprice, or otherwise dispose of or issue (or announce any offer, sale, grant or any option to purchase or other disposition) any Ordinary Shares A or Ordinary Share A Equivalents (as defined below), at an effective price per share less than the Exercise Price then in effect (such lower price, the “Base Share Price” and such issuances collectively, a “Dilutive Issuance”) (it being understood and agreed that if the holder of the Ordinary Shares A or Ordinary Share A Equivalents so issued shall at any time, whether by operation of purchase price adjustments, reset provisions, floating conversion, exercise or exchange prices or otherwise, or due to warrants, options or rights per share which are issued in connection with such issuance, be entitled to receive Ordinary Shares A at an effective price per share that is less than the Exercise Price, such issuance shall be deemed to have occurred for less than the Exercise Price on such date of the Dilutive Issuance at such effective price), then simultaneously with the consummation (or, if earlier, the announcement) of each Dilutive Issuance the Exercise Price shall be reduced and only reduced to equal the Base Share Price provided that the Base Share Price shall not be less than the USD equivalent of the nominal value of the Ordinary Shares A (subject to adjustment for reverse and forward stock splits, recapitalizations and similar transactions following the Original Issue Date). Notwithstanding the foregoing, no adjustments shall be made, paid or issued under this Section 4(c) in respect of an Exempt Issuance (as defined below). The Company shall notify the Investor, in writing, no later than the Trading Day following the issuance or deemed issuance of any Ordinary Shares A or Ordinary Share A Equivalents subject to this Section 4(c), indicating therein the applicable issuance price, or applicable reset price, exchange price, conversion price and other pricing terms (such notice, the “Dilutive Issuance Notice”). For purposes of clarification, whether or not the Company provides a Dilutive Issuance Notice pursuant to this Section 4(c), upon the occurrence of any Dilutive Issuance, the Investor is entitled to receive a number of Warrant Shares based upon the Base Share Price regardless of whether the Investor accurately refers to the Base Share Price in the Notice of Exercise. As used herein, “Exempt Issuance” means the issuance of (i) Ordinary Shares A, options or other securities to employees, officers or directors of the Company or any of its subsidiaries or consultants to the Company or any of its subsidiaries pursuant to any stock or option plan or other written agreement duly adopted for such purpose by a majority of the non-employee members of the board of directors or a majority of the members of a committee of non-employee directors established for such purpose for services rendered to the Company or any of its subsidiaries, (ii) Ordinary Shares A upon the exercise or exchange of or conversion of any securities exercisable or exchangeable for or convertible into Ordinary Shares A

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issued and outstanding on the date of this Agreement, provided that such securities have not been amended since the date of this Agreement to increase the number of such securities or to decrease the exercise price, exchange price or conversion price of such securities (other than in connection with stock splits or combinations) or to extend the term of such securities; (iii) securities issued pursuant to acquisitions or strategic transactions approved by a majority of the disinterested directors of the Company or securities issued in financing transactions, the primary purpose of which is to finance acquisitions or strategic transactions approved by a majority of the disinterested directors of the Company, provided that any such issuance shall only be to a Person (or Persons) (as defined below) (or to the equity holders of a Person) which is, itself or through its subsidiaries, an operating company or an owner of an asset in a business synergistic with the business of the Company; (iv) Ordinary Shares A, options, warrants or convertible securities issued to banks, equipment lessors or other financial institutions, or to real property lessors, pursuant to a debt financing, equipment leasing or real property leasing transaction approved by a majority of the disinterested directors of the Company but shall not include a transaction in which the Company is primarily issuing Ordinary Shares A or Ordinary Share A Equivalents primarily for the purpose of raising capital or to a person or an entity whose primary business is investing in securities; (v) Ordinary Shares A, warrants, options or convertible securities issued in connection with the provision of goods or services, partnership or joint ventures in connection with the Company’s business or to suppliers or other persons with whom the Company does business pursuant to transactions approved by a majority of the disinterested directors of the Company but shall not include a transaction in which the Company is issuing Ordinary Shares A or Ordinary Share A Equivalents primarily for the purpose of raising capital or to a person or an entity whose primary business is investing in securities; (vi) Ordinary Shares A, options, warrants or convertible securities issued in connection with sponsored research, collaboration, technology license, development, investor or public relations, marketing or other similar agreements, or strategic partnerships or joint ventures approved by a majority of the disinterested directors of the Company but shall not include a transaction in which the Company is primarily issuing Ordinary Shares A or Ordinary Share A Equivalents primarily for the purpose of raising capital or to a person or an entity whose primary business is investing in securities; and (vii) securities issued pursuant to an equity line of credit or “at the market” registered offering to be established by the Company following the date hereof (including any upsize thereof) so long as such “at the market” registered offering or upsize thereof is approved by the board of directors the Company. As used herein “Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind. As used herein “Ordinary Share A Equivalents” means any securities of the Company which would entitle the holder thereof to acquire at any time Ordinary Shares A, including, without limitation, any debt, preferred stock, Ordinary Share B, Ordinary Share C, right, option, warrant or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Ordinary Shares A, and any securities of the Company that when paired with one or more other securities of the Company or another entity entitles the holder thereof to receive Ordinary Shares A.

(d)	Subsequent Rights Offerings. In addition to any adjustments pursuant to Sections 4(a)-(c) above, if at any time the Company grants, issues or sells any Ordinary Share A Equivalents or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of Ordinary Shares A (the “Purchase Rights”), then the

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Investor will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which the Investor could have acquired if the Investor had held the number of Ordinary Shares A acquirable upon complete exercise of this Warrant (without regard to any limitations on exercise hereof) immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of Ordinary Shares A are to be determined for the grant, issue or sale of such Purchase Rights.

(e)	Pro Rata Distributions. During such time as this Warrant is outstanding, if the Company shall declare or make any dividend or other distribution of its assets (or rights to acquire its assets) to holders of Ordinary Shares A, by way of return of capital or otherwise (including, without limitation, any distribution of cash, stock or other securities, property or options by way of a dividend, spin off, reclassification, corporate rearrangement, scheme of arrangement or other similar transaction) (a “Distribution”), at any time after the issuance of this Warrant, then, in each such case, the Investor shall be entitled to participate in such Distribution to the same extent that the Investor would have participated therein if the Investor had held the number of Warrant Shares acquirable upon complete exercise of this Warrant (without regard to any limitations on exercise hereof) immediately before the date of which a record is taken for such Distribution, or, if no such record is taken, the date as of which the record holders of Ordinary Shares A are to be determined for the participation in such Distribution. To the extent that this Warrant has not been partially or completely exercised at the time of such Distribution, such portion of the Distribution shall be held in abeyance for the benefit of the Investor until the Investor has exercised this Warrant.

(f)	Fundamental Transaction. If, at any time while this Warrant is outstanding, (i) the Company, directly or indirectly, in one or more related transactions effects any merger or consolidation of the Company with or into another Person, (ii) the Company, directly or indirectly, effects any sale, lease, license, assignment, transfer, conveyance or other disposition of all or substantially all of its assets in one or a series of related transactions, (iii) any direct or indirect purchase offer, tender offer or exchange offer (whether by the Company or another Person) is completed pursuant to which holders of Ordinary Shares A are permitted to sell, tender or exchange their shares for other securities, cash or property and has been accepted by the holders of 50% or more of the outstanding Ordinary Shares A, (iv) the Company, directly or indirectly, in one or more related transactions effects any reclassification, reorganization or recapitalization of the Ordinary Shares A or any compulsory share exchange pursuant to which the Ordinary Shares A are effectively converted into or exchanged for other securities, cash or property (other than as a result of a stock split, combination or reclassification of the Ordinary Shares A covered by Section 4(a) above), or (v) the Company, directly or indirectly, in one or more related transactions consummates a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off, merger or scheme of arrangement) with another Person or group (as defined in Securities and Exchange Act of 1934, as amended (the “Exchange Act”) Rule 13d-5) of Persons whereby such other Person or group (as defined in Exchange Act Rule 13d-5) acquires more than 50% of the outstanding Ordinary Shares A (not including any Ordinary Shares A held by the other Person or other Persons making or party to, or associated or affiliated with the other Persons making or party to, such stock or share purchase agreement or other business combination) (each a “Fundamental Transaction”), then, upon any subsequent exercise of this Warrant, the Investor shall have the right to receive, for each Warrant Share that would have been issuable upon such exercise immediately prior to the

35

occurrence of such Fundamental Transaction, at the option of the Investor, the number of shares of capital stock of the successor or acquiring corporation or of the Company, if it is the surviving corporation, and any additional consideration (the “Alternate Consideration”) receivable as a result of such Fundamental Transaction by a holder of the number of Ordinary Shares A for which this Warrant is exercisable immediately prior to such Fundamental Transaction (without regard to any limitations on exercise hereof). For purposes of any such exercise, the determination of the Exercise Price shall be appropriately adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of one Ordinary Share A in such Fundamental Transaction, and the Company shall apportion the Exercise Price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration. If Investors of Ordinary Shares A are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Investor shall be given the same choice as to the Alternate Consideration it receives upon any exercise of this Warrant in connection with such Fundamental Transaction. Notwithstanding anything to the contrary, in the event of a Fundamental Transaction in which at least 10% of the consideration received by the holders of the Company’s Ordinary Shares A does not consist of common stock in the Successor Entity (which entity may be the Company following such Fundamental Transaction) listed on a Trading Market, or is to be so listed for trading immediately following such event, the Company or any Successor Entity (as defined below) shall, at the Investor’s option, exercisable at any time concurrently with, or within thirty (30) days after, the consummation of the Fundamental Transaction (or, if later, the date of the public announcement of the applicable Fundamental Transaction), purchase this Warrant from the Investor by paying to the Investor an amount of cash equal to the Black Scholes Value (as defined below) of the remaining unexercised portion of this Warrant on the date of the consummation of such Fundamental Transaction; provided, however, that, if the Fundamental Transaction is not within the Company’s control, including not approved by the board of directors, Investor shall only be entitled to receive from the Company or any Successor Entity the same type or form of consideration (and in the same proportion), at the Black Scholes Value of the unexercised portion of this Warrant, that is being offered and paid to the Investors of Ordinary Shares A of the Company in connection with the Fundamental Transaction, whether that consideration be in the form of cash, stock or any combination thereof, or whether the holders of Ordinary Shares A are given the choice to receive from among alternative forms of consideration in connection with the Fundamental Transaction; provided, further, that if holders of Ordinary Shares A of the Company are not offered or paid any consideration in such Fundamental Transaction, such holders of Ordinary Shares A will be deemed to have received common stock or ordinary shares of the Successor Entity (which Successor Entity may be the Company following such Fundamental Transaction) in such Fundamental Transaction. “Black Scholes Value” means the value of this Warrant based on the Black-Scholes Option Pricing Model obtained from the “OV” function on Bloomberg L.P. determined as of the day of consummation of the applicable Fundamental Transaction for pricing purposes and reflecting (A) a risk-free interest rate corresponding to the U.S. Treasury rate for a period equal to the time between the date of the public announcement of the applicable Fundamental Transaction and the Expiration Date, (B) an expected volatility equal to the greater of 100% and the 100 day volatility obtained from the HVT function on Bloomberg L.P. (determined utilizing a 365 day annualization factor) as of the Trading Day immediately following the public announcement of the applicable Fundamental Transaction, (C) the underlying price per share used in such calculation shall be the greater of (i) the sum of the price per share

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being offered in cash, if any, plus the value of any non-cash consideration, if any, being offered in such Fundamental Transaction and (ii) the highest VWAP (as defined below) during the period beginning on the Trading Day immediately preceding the announcement of the applicable Fundamental Transaction (or the consummation of the applicable Fundamental Transaction, if earlier) and ending on the Trading Day of the Investor’s request pursuant to this Section 4(f) and (D) a remaining option time equal to the time between the date of the public announcement of the applicable Fundamental Transaction and the Expiration Date and (E) a zero cost of borrow. The payment of the Black Scholes Value will be made by wire transfer of immediately available funds (or such other consideration) within the later of (i) five (5) Trading Days of the Investor’s election and (ii) the date of consummation of the Fundamental Transaction. The Company shall cause any successor entity in a Fundamental Transaction in which the Company is not the survivor (the “Successor Entity”) to assume in writing all of the obligations of the Company under this Warrant in accordance with the provisions of this Section 4(f) pursuant to written agreements in form and substance reasonably satisfactory to the Investor and approved by the Investor (without unreasonable delay) prior to such Fundamental Transaction and shall, at the option of the Investor, deliver to the Investor in exchange for this Warrant a security of the Successor Entity evidenced by a written instrument substantially similar in form and substance to this Warrant which is exercisable for a corresponding value of shares of capital stock of such Successor Entity (or its parent entity) equivalent to the value of the Warrant Shares acquirable and receivable upon exercise of this Warrant (without regard to any limitations on the exercise of this Warrant) prior to such Fundamental Transaction, and with an exercise price which applies the exercise price hereunder to such shares of capital stock (but taking into account the relative value of the Warrant Shares pursuant to such Fundamental Transaction and the value of such shares of capital stock, such number of shares of capital stock and such exercise price being for the purpose of protecting the economic value of this Warrant immediately prior to the consummation of such Fundamental Transaction), and which is reasonably satisfactory in form and substance to the Investor. Upon the occurrence of any such Fundamental Transaction, the Successor Entity shall succeed to, and be substituted for (so that from and after the date of such Fundamental Transaction, the provisions of this Warrant referring to the “Company” shall refer instead to the Successor Entity), and may exercise every right and power of the Company and shall assume all of the obligations of the Company under this Warrant with the same effect as if such Successor Entity had been named as the Company herein. As used herein “VWAP” means, for any date, the price determined by the first of the following clauses that applies: (a) if the Ordinary Shares A are then listed or quoted on a Trading Market, the daily volume weighted average price of the Ordinary Shares A for such date (or the nearest preceding date) on the Trading Market on which the Ordinary Shares A are then listed or quoted as reported by Bloomberg L.P. (based on a Trading Day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time)), (b) if the Ordinary Shares A are then listed or quoted on the OTCQB or OTCQX, the volume weighted average price of the Ordinary Shares A for such date (or the nearest preceding date) on OTCQB or OTCQX, as applicable, (c) if the Ordinary Shares A are not then listed or quoted for trading on OTCQB or OTCQX and if prices for the Ordinary Shares A are then reported on the Pink Open Market (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per Ordinary Shares A so reported, or (d) in all other cases, the fair market value of Ordinary Shares A as determined by an independent appraiser selected in good faith by the holders of a majority in interest of the Warrants then outstanding and reasonably acceptable to the Company, the fees and expenses of which shall be paid by the Company. “Trading

37

Market” means any of the following markets or exchanges on which the Ordinary Shares A are listed or quoted for trading on the date in question: the NYSE American, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, the New York Stock Exchange, or OTCQB or OTCQX (or any successors to any of the foregoing).

(g)	Calculations. All calculations under this Section 4 shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be. For purposes of this Section 4, the number of Ordinary Shares A deemed to be issued and outstanding as of a given date shall be the sum of the number of Ordinary Shares A (excluding treasury shares, if any) issued and outstanding.

(h)	Notice to Investor.

i.	Adjustment to Exercise Price. Whenever the Exercise Price is adjusted pursuant to any provision of this Section 4, the Company shall promptly deliver to the Investor by facsimile or email a notice setting forth the Exercise Price after such adjustment and any resulting adjustment to the number of Warrant Shares and setting forth a brief statement of the facts requiring such adjustment.

ii.	Notice to Allow Exercise by Investor. If (A) the Company shall declare a dividend (or any other distribution in whatever form) on the Ordinary Shares A, (B) the Company shall declare a special nonrecurring cash dividend on or a redemption of the Ordinary Shares A, (C) the Company shall authorize the granting to all holders of the Ordinary Shares A rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights, (D) the approval of any shareholder of the Company shall be required in connection with any reclassification of the Ordinary Shares A, any consolidation or merger to which the Company (or any of its subsidiaries) is a party, any sale or transfer of all or substantially all of the assets of the Company, or any compulsory share exchange whereby the Ordinary Shares A are converted into other securities, cash or property, or (E) the Company shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Company, then, in each case, the Company shall cause to be delivered by facsimile or email to the Investor at its last facsimile number or email address as it shall appear upon the Warrant Register of the Company, at least twenty (20) calendar days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of the Ordinary Shares A of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that Investors of the Ordinary Shares A of record shall be entitled to exchange their Ordinary Shares A for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer or share exchange; provided that the failure to deliver such notice or any defect therein or in the delivery thereof shall not affect the validity of the corporate action required to be specified in such notice. To the extent that any notice provided in this Warrant constitutes, or contains, material, non-public information regarding the Company or any of its subsidiaries, the Company shall

38

simultaneously file such notice with the SEC (as defined below) pursuant to a Current Report on Form 6-K (or successor form) or, if unavailable to the Company, a widely disseminated press release that is reasonably anticipated to be generally available to the Company’s equity holders. The Investor shall remain entitled to exercise this Warrant during the period commencing on the date of such notice to the effective date of the event triggering such notice except as may otherwise be expressly set forth herein.

(i)	Amendment. In the event of the adjustments described in this Section 4, the Company or its successor, if applicable, or the Warrant Agent on behalf of the Company shall promptly issue to Investor (a) an amendment to this Warrant setting forth the number and kind of such new securities or other property issuable upon exercise of the Warrants as a result of such event, and (b) upon surrender to the Company or the Warrant Agent of the Warrant(s) then in Investor’s possession, one or more new Warrants representing the number of Warrant Shares (or other securities) then-outstanding as a result of such adjustment. The amendment to this Warrant shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 4 including, without limitation, adjustments to the Exercise Price and to the number of securities or property issuable upon exercise of the new Warrant. The provisions of this Section 4 shall similarly apply to successive reclassifications, exchanges, substitutions, or other events.

5.	Fractional Shares. The Company shall not be required to issue fractions of Warrant Shares upon any exercise of this Warrant. In lieu of any such fractional Warrant Share, Investor shall receive, at the Company’s election, (i) an amount in cash equal to the same fraction of the current market value of a whole Warrant Share or (ii) a whole Warrant Share, with the understanding that the Company cannot issue more Warrant Shares than the maximum number of Warrant Shares that the board of the Company has been authorized to issue by the general meeting of the Company in connection with the issuance of the Warrants. As used herein, current market value means, as of any particular date, the VWAP on the five Trading Day period immediately prior to (but excluding) the applicable date of determination.

6.	Transfer of Warrant.

(a)	Subject to compliance with applicable securities laws, there are no restrictions on the transfer of the Warrant. This Warrant and all rights hereunder are transferable, in whole or in part, upon surrender of this Warrant to the Company or the Warrant Agent. Upon such surrender, the Company (or the Warrant Agent on behalf of the Company) shall promptly execute and deliver a new Warrant or Warrants in the name of the assignee or assignees, as applicable, and in the denomination or denominations specified in the instrument of assignment, and shall promptly issue to the assignor a new Warrant evidencing the portion of this Warrant not so assigned, and this Warrant shall promptly be cancelled.

(b)	Until any transfer of a Warrant is reflected in the Warrant Register, the Company may treat the Person in whose name such Warrant is registered upon the Warrant Register as the absolute owner of such Warrant, for all purposes. Investor (and any transferee) may change its address as shown on the Warrant Register by providing written notice (email being sufficient) to the Company and the Warrant Agent requesting such change.

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7.	No Rights as Shareholder. Except as expressly set forth in this Warrant, a Warrant does not entitle Investor to any of the rights of a shareholder of the Company, including, without limitation, the right to receive dividends, or other distributions, exercise any preemptive rights to vote or to consent or to receive notice as a shareholder in respect of the meetings of shareholders or the election of directors of the Company or any other matter. In addition, nothing contained in this Warrant shall be construed as imposing any liabilities on Investor to purchase any securities (upon exercise of the Warrants or otherwise) or as a shareholder of the Company, whether such liabilities are asserted by the Company or by creditors of the Company. Notwithstanding this Section 7, the Company shall provide Investor with copies of the same notices and other information given to the shareholders of the Company generally, contemporaneously with the giving thereof to the shareholders; provided that the Company shall not be obligated to provide such information if it is filed with the Securities and Exchange Commission (the “SEC”) through EDGAR and available to the public through the EDGAR system.

8.	Filings. The Company shall use commercially reasonable efforts to assist and cooperate with Investor to the extent it is required to make any governmental filings or obtain any governmental approvals prior to or in connection with any exercise of a Warrant (including, without limitation, making any filings required to be made by the Company). All costs incurred in connection with this Section 8 (including, without limitation, the out-of-pocket costs incurred by the Company) shall be borne by the Company.

9.	Notices. All notices and other communications from the Company or the Warrant Agent to Investor, or vice versa, shall be deemed effectively given as hereinafter described (i) if given by personal delivery, then such notice shall be deemed given upon such delivery, (ii) upon delivery, if delivered by e-mail (solely if receipt is confirmed, but excluding any automated reply, such as an out-of-office notification), (iii) if given by mail, then such notice shall be deemed given upon the earlier of (A) receipt of such notice by the recipient or (B) three days after such notice is deposited in first class mail, postage prepaid, and (iv) if given by an internationally recognized overnight air courier, then such notice shall be deemed given one business day after delivery to such carrier. All notices shall be addressed to the party to be notified at the address as follows:

If to the Company:

Lilium N.V.

[***]

with a copy (which shall not constitute notice) to:

Ropes & Gray LLP

[***]

Freshfields Bruckhaus Deringer US LLP

[***]

40

Attention: [***]

Email: [***]

If to Continental Stock Transfer & Trust Company, as Warrant Agent:

Continental Stock Transfer & Trust Company

[***]

If to Investor:

[●]

10.	Governing Law. This Warrant and any dispute arising out of or relating to this Warrant shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to the conflict of laws rules thereof to the extent that any such rules would require or permit the application of the laws of any other jurisdiction.

11.	Waiver of Jury Trial. THE PARTIES HERETO VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHT ANY OF THEM MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS WARRANT OR ANY OF THE DOCUMENTS, AGREEMENTS OR TRANSACTIONS CONTEMPLATED HEREBY.

12.	No Impairment of Rights. The Company shall not, by amendment of its organizational documents or through any other means, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, and shall at all times assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate in order to protect the rights of Investor against impairment.

13.	Mutilated, Lost, Stolen or Destroyed Warrants. If any Warrant is mutilated, lost, stolen or destroyed, the Company or the Warrant Agent will issue in exchange and substitution for and upon cancellation of the mutilated Warrant, or in lieu of and substitution for the Warrant lost, stolen or destroyed, a new Warrant of like tenor and representing the same number of Warrant Shares, but only upon receipt of evidence reasonably satisfactory to the Company or the Warrant Agent of such loss, theft or destruction of such Warrant and indemnity or bond, if requested, also reasonably satisfactory to the Company or the Warrant Agent. In such event, Investor shall also comply with such other reasonable regulations and pay such other reasonable charges as the Company or the Warrant Agent may reasonably prescribe.

14.	Acknowledgement. Investor acknowledges that the Company may, to the extent required by applicable law, rule or regulation, publicly reference, or include as an exhibit a form of, this Warrant with the SEC in connection with a current or periodic report or a registration statement; provided, however, that the Investor’s name and contact information shall not be included in such filing or exhibit.

15.	Warrant Agent. Continental Stock Transfer & Trust Company shall initially serve as warrant agent under this Warrant (the “Warrant Agent”). Upon ten (10) days’ notice to Investor, the Company may appoint a new Warrant Agent. Any corporation into which the Warrant Agent may

41

be merged or any corporation resulting from any consolidation to which the Warrant Agent shall be a party or any corporation to which the Warrant Agent transfers substantially all of its corporate trust or shareholder services business shall be a successor Warrant Agent under this Warrant without any further act. Any such successor Warrant Agent shall promptly cause notice of its succession as Warrant Agent to be mailed (by first class mail, postage prepaid) to Investor at Investor’s address as provided in Section 9.

16.	Severability. This Warrant shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Warrant or of any other term or provision hereof. Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Warrant a provision as similar in terms to such invalid or unenforceable provision as may be possible and be valid and enforceable.

17.	Counterparts. This Agreement may be executed in any number of counterparts, including via electronic and facsimile transmission, and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

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IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed by its authorized officer as of the date first indicated above.

LILIUM N.V.

By:
Name:
Title:

Acknowledged by:

CONTINENTAL STOCK TRANSFER & TRUST

COMPANY, as Warrant Agent

By:
Name:
Title:

SCHEDULE 1

FORM OF EXERCISE NOTICE

NOTICE OF EXERCISE

[●] (“Investor”) elects to purchase [●] Ordinary Shares A of Lilium N.V. (the “Company”), nominal value EUR 0.12 per share (the “Ordinary Shares A”), pursuant to the terms of the attached Warrant, and tenders payment of the aggregate Exercise Price of the Ordinary Shares A in full using the written wire instructions enclosed herewith (such wire instructions as may be amended from time to time by written notice from the Company or the Warrant Agent to Investor).

Please issue in book-entry form the [●] Ordinary Shares A in the name specified below or, if none is specified, the name of the undersigned:

Name

(Address)
INVESTOR:	[●]

By:
Name:
Title:
Date:

WIRE INSTRUCTIONS

[***]

EXHIBIT C

[***]

SCHEDULE A

ELIGIBILITY REPRESENTATIONS

A.	QUALIFIED INSTITUTIONAL BUYER STATUS

(Please check the applicable subparagraphs):

☐	We are a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act).

**OR**

B.       INSTITUTIONAL ACCREDITED INVESTOR STATUS

(Please check the applicable subparagraphs):

1.	☐ We are an “accredited investor” (within the meaning of Rule 501(a) under the Securities Act) or an entity in which all of the equity holders are accredited investors within the meaning of Rule 501(a) under the Securities Act, and have marked and initialed the appropriate box on the following page indicating the provision under which we qualify as an “accredited investor.”

2.	☐ We are not a natural person.

Rule 501(a), in relevant part, states that an “accredited investor” shall mean any person who comes within any of the below listed categories, or who the issuer reasonably believes comes within any of the below listed categories, at the time of the sale of the securities to that person. Investor has indicated, by marking and initialing the appropriate box below, the provision(s) below which apply to such Investor and under which such Investor accordingly qualifies as an “accredited investor.”

☐	Any bank, registered broker or dealer, insurance company, registered investment company, business development company, or small business investment company;

☐	Any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions for the benefit of its employees, if such plan has total assets in excess of $5,000,000;

☐	Any employee benefit plan, within the meaning of the Employee Retirement Income Security Act of 1974, if a bank, insurance company, or registered investment adviser makes the investment decisions, or if the plan has total assets in excess of $5,000,000;

☐	Any organization described in Section 501(c)(3) of the Internal Revenue Code, corporation, similar business trust, or partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000;

☐	Any trust with assets in excess of $5,000,000, not formed to acquire the securities offered, whose purchase is directed by a sophisticated person; or

☐	Any entity in which all of the equity owners are accredited investors meeting one or more of the above tests.

This page should be completed by Investor and constitutes a part of the Agreement.

SCHEDULE B

ACCREDITED INVESTOR QUESTIONNAIRE

The purpose of this “Questionnaire” is to determine whether you are an “accredited investor” as that term is defined in Rule 501(a) of Regulation D promulgated under the Securities Act of 1933, as amended (the “Act”).

☐	The undersigned certifies that he, she or it is an “accredited investor” as that term is defined in Rule 501(a) under the Act by virtue of being at least one of the following (CHECK ALL THAT ARE APPLICABLE):

QUESTIONNAIRE FOR INDIVIDUALS

☐	An individual with a net worth, or a joint net worth together with his or her spouse, in excess of $1,000,000. (In calculating net worth, you may include equity in personal property, equity in real estate other than your primary residence, cash, short term investments, stock and securities. Equity in personal property and real estate (excluding your primary residence) should be based on the fair market value of such property minus debt secured by such property. In addition, any indebtedness secured by your primary residence in excess of the value of the home should be deducted from your net worth.)

☐	An individual that had an individual income in excess of $200,000 in each of the prior two years and reasonably expects an income in excess of $200,000 in the current year. (In calculating net income, you may include earned income and other ordinary income, such as interest, dividends and royalties.)

☐	An individual that had with his/her spouse joint income in excess of $300,000 in each of the prior two years and reasonably expects joint income in excess of $300,000 in the current year. (In calculating net income, you may include earned income and other ordinary income, such as interest, dividends and royalties.)

QUESTIONNAIRE FOR CORPORATIONS, PARTNERSHIPS, BUSINESS TRUSTS,

LIMITED LIABILITY COMPANIES AND OTHER ENTITIES (EXCLUDING TRUSTS)

☐	A corporation, or similar business trust, partnership or an organization described in Section 501(c)(3) of the Internal Revenue Code, not formed for the specific purpose of acquiring the equity interests offered, with total assets in excess of $5,000,000.

☐	An entity (other than a trust) in which all of the equity owners are accredited investors.

QUESTIONNAIRE FOR TRUSTS

☐	A trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the equity interests offered, whose purchase is directed by a sophisticated person. (As used in the foregoing sentence, a “sophisticated person” is one who has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the prospective investment.)

☐	A revocable grantor trust in which each grantor is a natural person who is an accredited investor.

QUESTIONNAIRE FOR BANKS OR SAVINGS & LOANS

☐	A bank as defined in Section 3(a)(2) of the Act or a savings and loan association or other institution referenced in Section 3(a)(5)(A) of the Act whether acting in its individual or fiduciary capacity.

QUESTIONNAIRE FOR INSURANCE COMPANIES

☐	An insurance company as defined in Section 2(a)(13) of the Act.

QUESTIONNAIRE FOR BUSINESS DEVELOPMENT COMPANIES

☐	A private business development company as defined in Section 202(a)(22) of the Advisers Act.

☐	A business development company as defined in Section 2(a)(48) of the 1940 Act.

QUESTIONNAIRE FOR BROKER-DEALERS

☐	A broker or dealer registered pursuant to Section 15 of the Exchange Act.

QUESTIONNAIRE FOR INVESTMENT COMPANIES

☐	An investment company registered under the 1940 Act.

☐	A Small Business Investment Company licensed by the Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958.

☐ The undersigned is not an “accredited investor.”

If an individual:

Name:

Signature

Date: ________________________________

If an entity:

Entity name:

By:
Its:

Date: ________________________________